UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

3M Company
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

George W. Buckley
Chairman of the Board, President and
Chief Executive Officer

March 25, 2009

Dear Stockholder:

        I am pleased to invite you to attend 3M's Annual Meeting of Stockholders, which will be held on Tuesday, May 12, 2009, at 10 a.m., Central Daylight Time at the RiverCentre, 175 West Kellogg Boulevard, St. Paul, Minnesota.

        Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement. I will report on Company operations and discuss our plans for growth. There will also be time for your questions and comments.

        The fine attendance of our stockholders at Annual Meetings over the years has been very helpful in maintaining good communication. I sincerely hope you will be able to join us. Your attendance cards to the Annual Meeting are located on the back cover of this proxy statement.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote on the Internet, by telephone, or, if this proxy statement was mailed to you, by completing and mailing the enclosed traditional proxy card. Please review the instructions on the proxy card or the electronic proxy material delivery notice regarding each of these voting options.

        Thank you for your ongoing support of 3M.

Sincerely,

2009 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF 2009 ANNUAL MEETING AND PROXY STATEMENT

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3M COMPANY

3M Center, St. Paul, Minnesota 55144

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m., Central Daylight Time on Tuesday, May 12, 2009
PLACE	RiverCentre 175 West Kellogg Boulevard St. Paul, Minnesota 55102
ITEMS OF BUSINESS	(1) To elect the ten directors identified in this Proxy Statement, each for a term of one year.
(2) To ratify the appointment of PricewaterhouseCoopers LLP as 3M's independent registered public accounting firm.
(3) To consider two stockholder proposals, if properly presented at the meeting. See the Table of Contents for a description of the stockholder proposals.
(4) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.
ADJOURNMENTS AND POSTPONEMENTS
Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.
ANNUAL REPORT
Our 2008 Annual Report, which is not part of the proxy soliciting materials, is enclosed if the proxy materials were mailed to you. The Annual Report is accessible on the Internet by visiting www.proxyvote.com, if you have received the electronic proxy material delivery notice or already consented to the electronic delivery.
RECORD DATE	You are entitled to vote if you were a stockholder of record at the close of business on Friday, March 13, 2009.
MEETING ADMISSION
Either an admission ticket or proof of ownership of 3M stock, as well as a form of personal identification, must be presented in order to be admitted to the Annual Meeting. If you are a stockholder of record, your admission ticket is included on the back cover of this proxy statement. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the Meeting, or you may request an admission ticket in advance. Please refer to the section entitled "Annual Meeting Admission" on page 1 for further details.
VOTING
For instructions on voting, please refer to the instructions on the E-Proxy Notice you received in the mail or, if you requested or received a hard copy of the Proxy Statement, on your enclosed proxy card.

By Order of the Board of Directors,

GREGG M. LARSON Deputy General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2009: The Notice of Annual Meeting, Proxy Statement and the 2008 Annual Report are available at www.proxyvote.com. Enter the 12-digit control number located on the E-Proxy Notice or proxy card and click "View 2009 Shareholder Material."

THIS PROXY STATEMENT AND PROXY CARD ARE BEING DISTRIBUTED ON OR ABOUT MARCH 25, 2009.

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PROXY STATEMENT

        The Board of Directors (the "Board") of 3M Company, a Delaware corporation ("3M" or the "Company") is soliciting proxies for the Annual Meeting of Stockholders. You are receiving a proxy statement because you own shares of 3M common stock that entitle you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. The proxy statement describes the matters we would like you to vote on and provides information on those matters so you can make an informed decision.

        The information included in this proxy statement relates to proposals to be voted on at the meeting (if properly presented), the voting process, 3M's Board and Board committees, the compensation of directors and certain executive officers, and other required information.

Purpose of the Annual Meeting

        The purpose of the Annual Meeting is to elect directors and to conduct the business described in the Notice of Annual Meeting.

Annual Meeting Admission

        Only stockholders are invited to attend the meeting. An admission ticket or proof of ownership of 3M stock, along with personal identification, must be presented in order to be admitted to the Annual Meeting. If you are a stockholder of record, your admission ticket is on the back of this proxy statement. If your shares are held in the name of a bank, broker, or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the Annual Meeting, or obtain an admission ticket in advance. Tickets are also available on the Internet voting site — www.proxyvote.com. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

        No cameras (including cell phone cameras), recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting.

 Information About the Notice of Internet Availability of Proxy Materials

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  Why did I receive the notice in the mail regarding Internet availability of the proxy materials instead of a paper copy of the proxy materials?

    This year, we are pleased to be again taking advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a notice about the Internet availability of the proxy materials ("E-Proxy Notice") instead of a paper copy of the proxy materials. All stockholders receiving the E-Proxy Notice will have the ability to access the proxy materials over the Internet or request to receive a paper copy of the proxy materials by mail free of charge. Instructions on how to access the on-line proxy materials or to request a paper copy may be found in the notice. In addition, the notice contains instructions on how you may request to access proxy materials in printed form by mail or electronically on an ongoing basis.

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  Why didn't I receive the E-Proxy Notice in the mail?

    We are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of the E-Proxy Notice.

    In addition, we are providing E-Proxy Notice by E-mail to those stockholders who have previously elected delivery of the proxy materials electronically. Those stockholders should have received an E-mail containing a link to the Web Site where those materials are available and a link to the proxy voting Web Site.

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  How can I access the proxy materials over the Internet?

    The E-Proxy Notice, proxy card, or voting instruction card will contain instructions on how to:

      View our proxy materials for the Annual Meeting on the Internet; and

      Instruct us to send our future proxy materials to you electronically by E-mail.

    Our proxy materials are also available at www.proxyvote.com

    The E-Proxy Notice, proxy card or voting instruction card will contain instructions on how you may request to access proxy materials electronically on an ongoing basis. Choosing to access your future proxy materials electronically will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to access future proxy materials electronically, you will receive an E-mail with instructions containing a link to the Web Site where those materials are available and a link to the proxy voting Web Site. Your election to access proxy materials by E-mail will remain in effect until you terminate it.

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  How can I obtain a paper copy of the proxy materials?

    Stockholders receiving the E-Proxy Notice by mail or E-mail will find instructions about how to obtain a paper copy of the proxy materials on the notice. All stockholders who do not receive a notice or an E-mail will receive a paper copy of the proxy materials by mail.

Stockholders Entitled to Vote

        Each share of our common stock outstanding as of the close of business on March 13, 2009, the record date, is entitled to one vote at the Annual Meeting on each matter properly brought before the meeting. As of that date, there were approximately 693,691,400 shares of common stock issued and outstanding.

        Most 3M stockholders hold their shares through a stockbroker, bank, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

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  STOCKHOLDER OF RECORD — If your shares are registered directly in your name with 3M's Transfer Agent, Wells Fargo Bank, N.A., you are considered the stockholder of record of those shares and the E-Proxy Notice, or if you requested, these proxy materials are being sent directly to you by 3M. As the stockholder of record, you have the right to grant your voting proxy directly to 3M or to vote in person at the meeting. You may also vote on the Internet or by telephone, as described in the E-Proxy Notice and below under the heading "Voting Methods."

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  BENEFICIAL OWNER — If your shares are held in a stock brokerage account, by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker, trustee, or nominee who is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your broker, trustee, or nominee on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker, trustee, or nominee is obligated to provide you with a voting instruction card for you to use. You may also vote on the Internet or by telephone, as described in the E-Proxy Notice and below under the heading "Voting Methods."

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  If your shares are held in your account in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan, you are considered the beneficial owner of these shares and the trustee of the plans is the stockholder of record. Participants in 3M's Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan may direct the trustee how to vote the shares allocated to their account by following the voting instructions contained on the proxy card. Participants in 3M's Voluntary Investment Plan and Employee Stock Ownership Plan

    may also direct the trustee how to vote a proportionate number of allocated shares of common stock for which it has not received direction, and shares not allocated to individual participant accounts by following the same voting instructions. If you fail to direct the trustee how to vote your shares by following these voting instructions, the trustee will vote your shares as described in the voting instructions. You may also vote on the Internet or by telephone, as described in the E-Proxy Notice and below under the heading "Voting Methods."

Proposals You Are Asked to Vote On and the Board's Voting Recommendations

        The following proposals are scheduled to be voted on at the meeting. 3M's Board recommends that you vote your shares as indicated below.

	Proposals:	The Board's Voting Recommendations:

1.	The election of the ten directors identified in this Proxy Statement.	"FOR" each nominee to the Board

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as 3M's independent registered public accounting firm.	"FOR"

3.	Stockholder proposal on special meetings.	"AGAINST"

4.	Stockholder proposal on the vesting of stock options and awards.	"AGAINST"

        Other than the proposals described in this proxy statement, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting. If you grant a proxy by telephone, Internet, or by signing and returning your proxy card, any of the persons appointed by the Board of Directors as proxy holders — George W. Buckley, Patrick D. Campbell, and Gregg M. Larson — will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If any of our nominees is unavailable as a candidate for director, the above-named proxy holders will vote your proxy for another candidate or candidates as may be nominated by the Board of Directors.

Voting Requirements to Elect Directors and Approve Each of the Proposals Described in this Proxy Statement

        Quorum — The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and "broker non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A "broker non-vote" occurs when a bank, broker, or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

        If you are a beneficial owner (other than as a participant in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan), your bank, broker, or other holder of record is permitted to vote your shares on the election of directors and the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm, even if the record holder does not receive voting instructions from you.

        Election of Directors — On February 10, 2009, the Board of Directors approved an amendment to the Company's Bylaws to change the vote standard from a plurality to a majority of the votes cast at any meeting for the election of directors at which a quorum is present in elections that are not Contested Elections (as hereinafter defined). A majority of votes cast means the number of votes cast "for" a director's election exceeds the number of votes cast "against" that director's election with "abstentions" and "broker non-votes" not counted as a vote cast either "for" or "against" that director's election.

However, if, as of the tenth (10th) day preceeding the date the Company first mails its notice of meeting for such meeting to the Company's Stockholders, the number of nominees exceeds the number of directors to be elected (a "Contested Election"), the directors shall be elected by the vote of a plurality of the votes cast (which means that the nominees who receive the most affirmative votes are elected to serve as directors).

        For an election where the majority vote standard applies, the Nominating and Governance Committee has established procedures under which any incumbent director who is not elected shall offer to tender his or her resignation to the Board. In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the Nominating and Governance Committee, or such other committee designated by the Board of Directors, shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the Committee's recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within ninety (90) days following certification of the election results. The Nominating and Governance Committee in making its recommendation and the Board of Directors in making its decision each may consider any factors and other information that they consider appropriate and relevant.

        An incumbent director who fails to receive a majority of the votes cast in an election that is not a Contested Election (as defined above) and who tenders his or her resignation pursuant to these Guidelines shall remain active and engaged in Board activities while the Nominating and Governance Committee and the Board decide whether to accept or reject such resignation, or whether other action should be taken; provided, however, it is expected that such incumbent director shall not participate in any proceedings by the Nominating and Governance Committee or the Board regarding whether to accept or reject such director's resignation, or whether to take other action with respect to such director.

        If the Board of Directors accepts a director's resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the Bylaws.

        All Other Proposals — The affirmative "FOR" vote of a majority of those shares present in person or represented by proxy at the meeting and entitled to vote on the matter is required to approve all other proposals. In tabulating the voting result for any particular proposal, abstentions and, if applicable, broker non-votes are not counted as votes "FOR" or "AGAINST" the proposal. An abstention will, however, be counted as entitled to vote on a proposal and will, therefore, have the effect of a vote "AGAINST." Each stockholder proposal is presented as a request to the Board to take action. Affirmative votes for these stockholder proposals will inform the Board about the level of support for the proposals.

Voting Methods

        If you hold shares directly as the stockholder of record, you may vote by granting a proxy or vote in person at the Annual Meeting by requesting a ballot, or, if you hold shares beneficially in street name, by submitting voting instructions to your broker or nominee. If you own shares beneficially as a participant in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan, you may vote by submitting voting instructions to the trustee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Please refer to the summary instructions below and those included on your E-Proxy Notice or proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

        The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card. Telephone and Internet voting for stockholders of record will be available 24 hours a day, up until 10:59 p.m. (Central Time) on May 11, 2009. Participants in 3M's Voluntary Investment Plan and Employee Stock Ownership Plan and the 3M Savings Plan may instruct the trustee how to vote their shares via the Internet, by telephone, or by signing and returning the proxy card by 10:59 p.m. (Central Time) on May 7, 2009.

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  VOTE BY INTERNET — www.proxyvote.com — If you have Internet access, you may submit your proxy from any location in the world 24 hours a day, 7 days a week. Have your proxy card or E-Proxy Notice when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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  VOTE BY TELEPHONE — 1-800-690-6903 — If you live in the United States, you may use any touch-tone telephone to vote your proxy toll-free 24 hours a day, 7 days a week. Have your proxy card or E-Proxy Notice in hand when you call and then follow the instructions.

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  VOTE BY MAIL — You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign, but do not provide instructions, your shares will be voted as the Board recommends. Mark, sign, and date your proxy card and return it in the postage-paid envelope provided so that it is received by May 11, 2009, to 3M Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

        All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

Changing Your Vote

        You may change your proxy instructions at any time prior to the vote at the Annual Meeting. You may enter a new vote by using the Internet or the telephone or by mailing a new proxy card or new voting instruction card bearing a later date (which will automatically revoke your earlier voting instructions). For shares held directly in your name, you may accomplish this by granting a new proxy or by voting in person at the Annual Meeting. For shares held beneficially by you, you may change your vote by submitting new voting instructions to your broker or nominee.

Counting the Vote

        In the election of directors, you may vote "FOR" or "AGAINST" one or more of the nominees or you may "ABSTAIN." For the other proposals, you may vote "FOR," "AGAINST," or "ABSTAIN" except that if you "ABSTAIN," it has the same effect as a vote "AGAINST." If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. Shares held in your account in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan will be voted by the trustee as described in "Stockholders Entitled to Vote" on page 2.

        Representatives of Wells Fargo Bank, N.A., 3M's transfer agent, will tabulate the votes and act as the inspectors of election.

Confidentiality

        The Company's Board of Directors has a policy that all stockholder proxies, ballots, and tabulations that identify stockholders are to be maintained in confidence. No such document will be available for examination, and the identity and vote of any stockholder will not be disclosed, except as necessary to meet legal requirements and allow the inspectors of election to certify the results of the stockholder vote. The policy also provides that inspectors of election for stockholder votes must be independent and cannot be employees of the Company. Occasionally, stockholders provide written comments on their proxy card that may be forwarded to 3M management.

 Results of the Vote

        We will announce preliminary voting results at the meeting and publish final results in our Quarterly Report on Form 10-Q for the quarter ending June 30, 2009. A news release with voting results will be available on our Web site www.3M.com/profile/pressbox/index.jhtml.

Delivery of Documents to Stockholders Sharing an Address

        Securities and Exchange Commission rules allow us to deliver a single copy of an annual report and proxy statement to any household not participating in electronic proxy material delivery at which two or more stockholders reside, if we believe the stockholders are members of the same family. This rule benefits both you and the Company. We believe it eliminates irritating duplicate mailings that stockholders living at the same address receive and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus or information statements. Each stockholder will continue to receive a separate proxy card or voting instruction card.

        Your household may have received a single set of proxy materials this year. If you prefer to receive your own copy now or in future years, please request a duplicate set by calling 1-800-579-1639, by going to the following Web site: www.proxyvote.com, or by E-mail at sendmaterial@proxyvote.com, or in writing to 3M Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

        If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing stockholders to consent to such elimination, or through implied consent if a stockholder does not request continuation of duplicate mailings. Since not all brokers and nominees may offer stockholders the opportunity this year to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings to your household.

List of Stockholders

        The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 7:45 a.m. and 4:30 p.m. (Central Time), at our principal executive offices at 3M Center, St. Paul, Minnesota, by contacting the Secretary of the Company.

Cost of Proxy Solicitation

        3M will pay for the cost of preparing, assembling, printing, mailing, and distributing these proxy materials. You will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. In addition to mailing these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or electronic communication by our directors, officers, and employees, who do not receive any additional compensation for these solicitation activities. We have hired Georgeson Shareholder Communications, Inc. to assist us in the distribution of proxy materials and the solicitation of votes. We will pay Georgeson Shareholder Communications, Inc. a fee of $20,000 plus expenses for these services. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of stock.

Transfer Agent

        Our Transfer Agent is Wells Fargo Bank, N.A. All communications concerning stockholders of record accounts, including address changes, name changes, common stock transfer requirements, and similar issues can be handled by contacting Wells Fargo Bank, N.A. at 1-800-401-1952 (U.S.), 651-450-4064 (outside the U.S.), www.wellsfargo.com/shareownerservices, or in writing, 161 North Concord Exchange, South St. Paul, MN 55075.

GOVERNANCE OF THE COMPANY

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines that, along with the charters of the Board committees, provide the framework for the governance of the Company. The Board's Nominating and Governance Committee is responsible for overseeing and reviewing the Guidelines at least annually, and recommending any proposed changes to the Board for approval. The Corporate Governance Guidelines and charters of the Board committees are available on our Web site at www.3M.com, under Investor Relations — Corporate Governance.

Executive Sessions

        Independent directors regularly meet in executive sessions without the Chairman and CEO or other members of management present to review the criteria upon which the performance of the Chairman and CEO is based, to review the performance of the Chairman and CEO against those criteria, to ratify the compensation of the Chairman and CEO as approved by the Compensation Committee, and to discuss any other relevant matters.

Lead Independent Director

        The 3M Board of Directors has appointed an independent director to serve in a lead capacity ("Lead Director") to coordinate the activities of the other independent directors, and to perform such other duties and responsibilities as the Board of Directors may determine. Currently the Lead Director is Vance D. Coffman. The Lead Director:

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  presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

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  acts as a key liaison between the Chairman/CEO and the independent directors;

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  assists the Chairman/CEO in setting the Board agenda and frequency of meetings;

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  has the authority to call meetings of the independent directors; and

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  communicates Board member feedback to the Chairman/CEO (except that the chair of the Compensation Committee leads the discussion of the Chairman/CEO's performance and communicates the Board's evaluation of that performance to the Chairman/CEO).

Communication with Directors

        The Board of Directors has adopted the following process for stockholders and other interested parties to send communications to members of the Board. Stockholders and other interested parties may communicate with the Lead Director, the chairs of the Audit, Compensation, Finance, and Nominating and Governance Committees of the Board, or with any of our other independent directors, by sending a letter to the following address: Corporate Secretary, 3M Company, 3M Center, Building 220-13E-34, St. Paul, MN 55144-1000.

Director Independence

        Pursuant to New York Stock Exchange listing standards, the Board of Directors has adopted a formal set of categorical Director Independence Guidelines with respect to the determination of director independence, the full text of which is attached as Appendix A to this proxy statement. In accordance with these Guidelines, a director or nominee for director must be determined to have no material relationship with the Company other than as a director. The Guidelines specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate families with respect to past employment or affiliation with the Company or its independent registered public accounting firm. The Guidelines also prohibit Audit Committee members from having any direct or indirect financial relationship with the Company, and restrict both commercial and not-for-profit relationships of all directors with the Company. Directors may not be given personal loans or extensions of credit by the Company, and all directors are required to deal at arm's length with the Company and its subsidiaries, and to disclose any circumstance that might be perceived as a conflict of interest.

        In accordance with these Guidelines, the Board undertook its annual review of director independence. During this review, the Board considered transactions and relationships between each director, or any member of his or her immediate family and the Company and its subsidiaries and affiliates in each of the most recent three completed fiscal years. The Board also considered whether there were any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner, or significant equity holder). The Board considered that in the ordinary course of business, transactions may occur between the Company and its subsidiaries and companies at which some of our directors are or have been officers. In particular, with respect to each of the most recent three completed fiscal years, the Board evaluated for each of the directors, Michael L. Eskew, W. James Farrell, Herbert L. Henkel, Edward M. Liddy, and Robert J. Ulrich, the annual amount of sales to 3M by the company where he serves (or served) as an executive officer, and purchases by that company from 3M, and determined that the amount of sales and purchases in each fiscal year was below one percent of the annual revenues of each of those companies, the threshold set forth in the Director Independence Guidelines. The Board also considered charitable contributions to not-for-profit organizations with which our directors or immediate family members are affiliated, none of which approached the levels set forth in our Director Independence Guidelines.

        As a result of this review, the Board affirmatively determined that the following directors are independent under these Guidelines: Linda G. Alvarado, Vance D. Coffman, Michael L. Eskew, W. James Farrell, Herbert L. Henkel, Edward M. Liddy, Robert S. Morrison, Aulana L. Peters, and Robert J. Ulrich. The Board has also determined that no members of the Audit Committee received any compensation from the Company other than directors' fees. George W. Buckley is considered to not be independent because of his employment as Chairman of the Board, President and Chief Executive Officer of the Company.

Director Nomination Process

Role of the Nominating and Governance Committee

        The Nominating and Governance Committee ("Committee") identifies individuals that the Committee believes are qualified to become Board members in accordance with the Board Membership Criteria set forth below, and recommends selected individuals to the Board for nomination to stand for election at the next meeting of stockholders of the Company in which directors will be elected. In the event there is a vacancy on the Board between meetings of stockholders, the Committee seeks to identify individuals that the Committee believes are qualified to become Board members in accordance with the Board Membership Criteria set forth below, and may recommend one or more of such individuals for appointment to the Board.

Nominees Proposed by Stockholders for Consideration by the Committee

        The Committee has a policy to consider properly submitted stockholder nominees for candidates for membership on the Board of Directors. Stockholders proposing individuals for consideration by the Committee must include at least the following information about the proposed nominee: the proposed nominee's name, age, business or residence address, principal occupation or employment, and whether such person has given written consent to being named in the proxy statement as a nominee and to serving as a director if elected. Stockholders should send the required information about the nominee to:

  Corporate Secretary
  3M Company
  3M Center
  Building 220-13E-34
  St. Paul, MN 55144-1000.

        In order for an individual proposed by a stockholder to be considered by the Committee for recommendation as a Board nominee for the 2010 Annual Meeting, the Corporate Secretary must receive the proposal no later than 5 p.m. Central Time on November 25, 2009. Such proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Company). The Corporate Secretary will send properly submitted stockholder proposed nominations to the Committee Chair for consideration at a future Committee meeting. Individuals proposed by stockholders in accordance with these procedures will receive the same consideration that individuals identified to the Committee through other means receive.

Stockholder Nominations

        In addition, 3M's Bylaws permit stockholders to nominate directors at an annual meeting of stockholders or at a special meeting at which directors are to be elected in accordance with the notice of meeting. Stockholders intending to nominate a person for election as a director must comply with the requirements set forth in the Company's Bylaws. With respect to nominations to be acted upon at our 2010 Annual Meeting, our Bylaws would require, among other things, that the Corporate Secretary receive written notice from the record stockholder no earlier than January 12, 2010, and no later than February 11, 2010. The notice must contain the information required by the Bylaws, a copy of which is available upon request to the Corporate Secretary. Nominations received after February 11, 2010, will not be acted upon at the Annual Meeting.

Board Membership Criteria

        The Committee periodically reviews with the Board the requisite skills and characteristics of its members. 3M's Corporate Governance Guidelines contain Board Membership Criteria that apply to nominees for a position on 3M's Board. The Committee periodically reviews with the Board the appropriate skills and characteristics required of Board members given the current Board composition. It is the intent of the Board that the Board, itself, will be a high performance organization creating competitive advantage for the Company. To perform as such, the Board will be comprised of individuals who have distinguished records of leadership and success in their arena of activity and who will make substantial contributions to Board operations and effectively represent the interests of all stockholders. The Committee's and the Board's assessment of Board candidates includes, but is not limited to, consideration of:

  (i)
  Roles and contributions valuable to the business community;

  (ii)
  Personal qualities of leadership, character, judgment, and whether the candidate possesses and maintains throughout service on the Board a reputation in the community at large of integrity, trust, respect, competence, and adherence to the highest ethical standards;

  (iii)
  Relevant knowledge and diversity of background and experience in such things as business, manufacturing, technology, finance and accounting, marketing, international business, government, and the like; and

  (iv)
  Whether the candidate is free of conflicts and has the time required for preparation, participation, and attendance at all meetings.

        In addition to these minimum requirements, the Committee will also evaluate whether the nominee's skills are complementary to the existing Board members' skills, the Board's needs for particular expertise in fields such as business, manufacturing, technology, financial, marketing, international, governmental, or other areas of expertise, and assess the nominee's impact on Board dynamics and effectiveness.

Identification, Evaluation, and Selection of Nominees

        The Committee periodically reviews the appropriate size and composition of the Board and anticipates future vacancies and needs of the Board. In the event the Committee recommends an increase in the size of the Board or a vacancy occurs, the Committee considers qualified nominees from several sources, including current Board members and nominees recommended by stockholders and other persons.

        The Committee may from time to time retain a director search firm to help the Committee identify qualified director nominees for consideration by the Committee.

        The Committee evaluates qualified director nominees at regular or special Committee meetings against the current Board Membership Criteria described above and reviews qualified director nominees with the Board. The Committee and the Chairman of the Board interview candidates that meet the Board Membership Criteria and the Committee selects nominees that best suit the Board's current needs and recommends one or more of such individuals for election to the Board.

3M Business Conduct Policies

        More than a century of operating with honesty and integrity has earned 3M trust from our customers, credibility with our communities, and dedication from our employees. All of our employees, including our Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer, are required to abide by 3M's business conduct policies to ensure that our business is conducted in a consistently legal and ethical manner. These policies form the foundation of a comprehensive process that includes compliance with corporate policies and procedures and a companywide focus on uncompromising honesty and integrity in every aspect of our operations. Our business conduct policies cover many topics, including antitrust and competition law, conflicts of interest, financial reporting, protection of confidential information, and compliance with all laws and regulations applicable to the conduct of our business.

        Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the business conduct policies. The Audit Committee has adopted procedures to receive, retain, and treat complaints received regarding accounting, internal accounting controls, or auditing matters, and to allow for the confidential and anonymous submission by employees or others of concerns regarding questionable accounting or auditing matters. Information on how to submit any such communications can be found on 3M's Web site at http://www.3m.com/busconducttrain/.

        The Board of Directors has adopted a Code of Business Conduct and Ethics for directors of the Company. This Code incorporates long-standing principles of conduct the Company and the Board follow to ensure the Company's business and the activities of the Board are conducted with integrity, adherence to the highest ethical standards, and in compliance with the law.

        The Company's Business Conduct Policies for employees and the Code of Business Conduct and Ethics for Directors are available on our Web site at www.3M.com under Investor Relations — Corporate Governance, and copies of these policies are also available to any stockholder upon request to Investor Relations.

 Related Person Transaction Policy and Procedures

        The Board of Directors has adopted a written Related Person Transaction Policy which is administered by the Nominating and Governance Committee. This policy applies to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a Related Person has a direct or indirect material interest. Under the Policy, Company management will determine whether a transaction meets the requirements of a Related Person Transaction requiring review by the Committee. Transactions that fall within this definition will be referred to the Committee for approval, ratification, or other action. Based on its consideration of all of the relevant facts and circumstances, the Committee will decide whether or not to approve such transaction and will approve only those transactions that are in the best interests of the Company. In the course of its review and approval or ratification of a transaction, the Committee shall consider:

  1.
  the nature of the related person's interest in the transaction;

  2.
  the material terms of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances;

  3.
  the significance of the transaction to the related person;

  4.
  the significance of the transaction to the Company;

  5.
  whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

  6.
  any other matters the Committee deems appropriate.

        Any Committee member who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting such approval or ratification; provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the Committee which considers the transaction.

Policy on Adoption of a Rights Plan

        In 2002 and 2003, a 3M stockholder submitted a shareholder proposal to 3M regarding the approval process for adopting a stockholders' rights plan (also known as a "poison pill"). 3M does not have a rights plan and is not currently considering adopting one. The Board continues to believe, however, that there may be circumstances under which adoption of a rights plan would be necessary to give the Board the negotiating power and leverage to obtain the best result for 3M stockholders in the context of a takeover effort.

        Following consideration of the favorable vote the stockholder proposal received and in light of this belief, the Board has adopted and reaffirmed a statement of policy on this topic. The Board's policy is that it will only adopt a rights plan if either (1) stockholders have approved adoption of the rights plan or (2) the Board in its exercise of its fiduciary responsibilities, including a majority of the independent members of the Board, makes a determination that, under the circumstances existing at the time, it is in the best interests of 3M's stockholders to adopt a rights plan without the delay in adoption that would come from the time reasonably anticipated to seek stockholder approval.

        The Board has directed the Nominating and Governance Committee to review this policy statement on an annual basis and to report to the Board on any recommendations it may have concerning the policy. The terms of the policy, as in effect, will be included in 3M's published Corporate Governance Guidelines and its proxy statement.

BOARD AND COMMITTEE MEMBERSHIP

        The Board currently has ten directors and the following four Committees: Audit, Compensation, Finance, and Nominating and Governance. The membership during 2008 and the function of each Committee are described below.

        During 2008, the Board of Directors held six regularly scheduled meetings and three special meetings. Overall attendance at Board and committee meetings was 93 percent. Four, two, one, two and one of our directors attended 100, 95, 90, 85, and 80 percent, respectively, of the regularly scheduled and special meetings of the Board and Board committees on which they served in 2008.

        The Company has a long-standing policy that directors are expected to attend the Annual Meeting of Stockholders unless extenuating circumstances prevent them from attending. All directors attended last year's Annual Meeting of Stockholders.

        The Board and each Committee conducted an evaluation of their performance in 2008.

Name of Non-Employee Director	Audit		Compensation		Finance		Nominating and Governance

Linda G. Alvarado	X				X

Vance D. Coffman			X	*			X

W. James Farrell	X				X

Michael L. Eskew	X				X	*

Herbert L. Henkel	X						X

Edward M. Liddy	X	*					X

Robert S. Morrison			X				X	*

Aulana L. Peters			X		X

Robert J. Ulrich			X				X

X = Committee Member; * = Chair

 Audit Committee

        In 2008, the Audit Committee met seven times. The Committee assists the Board in its oversight of the integrity of the Company's financial statements, compliance with legal and regulatory requirements, the qualifications, independence, and performance of the Company's independent registered public accounting firm (the "Independent Accounting Firm"), and the performance of the Company's internal auditing department. In addition, the Committee:

  •
  Reviews the Company's annual audited and quarterly consolidated financial statements;

  •
  Reviews the Company's financial reporting process and disclosure and internal controls and procedures, including major issues regarding accounting principles and financial statement presentation, and critical accounting policies to be used in the consolidated financial statements;

  •
  Reviews and discusses with management and the Independent Accounting Firm the Company's internal controls report and the Independent Accounting Firm's attestation of the Company's internal controls;

  •
  By delegation to the chair, reviews earnings press releases prior to issuance;

  •
  Appoints, oversees, and approves compensation of the Independent Accounting Firm;

  •
  Reviews with the Independent Accounting Firm the scope of the annual audit, including fees and staffing, and approves all audit and permitted non-audit services provided by the Independent Accounting Firm;

  •
  Reviews findings and recommendations of the Independent Accounting Firm and management's response to the recommendations of the Independent Accounting Firm;

  •
  Discusses policies with respect to risk assessment and risk management, the Company's major risk exposures, and the steps management has taken to monitor and mitigate such exposures; and

  •
  Reviews compliance with the Company's business conduct policies.

        The Board of Directors has determined that all of the Audit Committee members are "independent," "financially literate," and have "accounting or related financial management expertise" under the New York Stock Exchange listing standards. The Board has also determined that all of the Audit Committee members — Edward M. Liddy (chair), Linda G. Alvarado, Michael L. Eskew, W. James Farrell, and Herbert L. Henkel — are "audit committee financial experts" as that term is defined by applicable SEC regulations. The charter of the Audit Committee is available at www.3M.com under Investor Relations — Corporate Governance — Committee Charters.

Compensation Committee

        In 2008, the Compensation Committee met seven times. The Committee reviews the Company's compensation practices and policies, annually reviews and approves (subject to ratification by the independent directors of the Board) the compensation for the CEO, annually reviews and approves the compensation for the other senior executives, evaluates CEO performance, reviews and discusses with management of the Company the Compensation Discussion and Analysis prepared in accordance with the SEC's disclosure rules for executive compensation, and furnishes a report for inclusion in the Company's proxy statement. In addition, the Committee:

  •
  Approves the adoption, amendment, and termination of incentive compensation and deferred compensation programs for employees of the Company;

  •
  Approves, subject to ratification by the independent directors of the Board, employment agreements and severance arrangements for the CEO, as appropriate;

  •
  Approves employment agreements and severance arrangements for the senior executives of the Company (other than the CEO), as appropriate;

  •
  Interprets and supervises the administration of the Company's stock and long-term incentive compensation programs, and determines the employees who receive awards and the size of their awards under such programs;

  •
  Reviews and makes recommendations to the Board of Directors concerning the design of the pension and other postretirement benefit plans that have a material financial impact upon the Company; and

  •
  Periodically reviews human resource issues relating to the Company's policies and practices with respect to workforce diversity and equal employment opportunities.

        The Board of Directors has determined that all Compensation Committee members are "independent" under the New York Stock Exchange listing standards. The Board has also determined that each Compensation Committee member qualifies as a "Non-Employee Director" under Rule 16b-3 of the Securities Exchange Act of 1934 and that each member (except Robert S. Morrison due to his service in 2005 as interim CEO), qualifies as an "outside director" under Section 162(m) of the Internal Revenue Code. The charter of the Compensation Committee is available at www.3M.com under Investor Relations — Corporate Governance — Committee Charters.

Finance Committee

        The Finance Committee met six times in 2008. The Committee assists the Board with its oversight of the Company's capital structure, financing, investment, and other financial matters of importance to the Company. In addition, the Committee:

  •
  Reviews and recommends for approval by the Board the dividend policy and the declaration of dividends or other forms of distributions on the Company's stock, such as stock splits in the form of a stock dividend;

  •
  Reviews and recommends for approval by the Board the repurchase of the Company's stock;

  •
  Reviews and recommends for approval by the Board the Company's short- and long-term borrowings;

  •
  Reviews and recommends for approval by the Board the registration and issuance of the Company's debt or equity securities, except in the case of the issuance of debt or equity securities in connection with a merger or acquisition transaction which is presented to the Board;

  •
  Periodically reviews the Company's ratings from credit rating agencies;

  •
  Reviews and recommends for approval by the Board an annual capital expenditure budget and revisions to that budget;

  •
  Reviews and recommends for approval by the Board capital expenditures in excess of $75,000,000;

  •
  Reviews and evaluates any risks associated with the Company's use of or investment in financial products, including derivatives used to manage risk related to foreign currencies, commodity prices, and interest rates;

  •
  Periodically reviews the Company's insurance coverage; and

  •
  Periodically reviews the funding of the Company's pension and other benefit plans.

        The Board of Directors has determined that all Finance Committee members are "independent" under the New York Stock Exchange listing standards. The charter of the Finance Committee is available at www.3M.com under Investor Relations — Corporate Governance — Committee Charters.

Nominating and Governance Committee

        In 2008, the Nominating and Governance Committee met four times. The Committee establishes Board membership criteria, assists the Board by identifying individuals qualified to become Board members, recommends to the Board matters of corporate governance, facilitates the annual review of the performance of the Board and its Committees, and periodically reviews CEO and management succession plans. In addition, the Committee:

  •
  Selects and recommends candidates to the Board of Directors to be submitted for election at the Annual Meeting and candidates to fill any vacancies on the Board, including stockholder nominees for director (submitted in accordance with the Company's Bylaws). The Committee considers all candidates in light of the Board membership criteria adopted by the Board of Directors;

  •
  Reviews and makes recommendations to the Board of Directors concerning the composition and size of the Board and its Committees, Board membership criteria, frequency of meetings, and directors' fees;

  •
  Reviews the Company's Corporate Governance Guidelines at least annually, and recommends any proposed changes to the Board for approval;

  •
  Develops and recommends to the Board standards to be applied in making determinations on the types of relationships that constitute material relationships between the Company and a director for purposes of determining director independence;

  •
  Reviews and approves or ratifies any transaction between the Company and any related person, which is required to be disclosed under the rules of the Securities and Exchange Commission;

  •
  Develops and recommends to the Board for its approval an annual self-assessment process of the Board and its Committees and oversees the process;

  •
  Reviews periodically with the Chairman/CEO succession plans relating to positions held by elected corporate officers, and makes recommendations to the Board with respect to the selection of individuals to occupy these positions; and

  •
  Periodically reviews the corporate contribution program and the activities of the 3M Foundation.

        The Board of Directors has determined that all Nominating and Governance Committee members are "independent" under the New York Stock Exchange listing standards. The charter of the Nominating and Governance Committee is available at www.3M.com under Investor Relations — Corporate Governance — Committee Charters.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

        The Nominating and Governance Committee periodically receives reports on the status of Board compensation in relation to other large U.S. companies and is responsible for recommending to the Board changes in compensation for nonemployee directors. In developing its recommendations, the Committee is guided by the following goals: compensation should fairly pay directors for work required in a company of 3M's size and scope, a significant portion of the total compensation should be paid in common stock to align directors' interests with the long-term interests of stockholders, and the structure of the compensation should be simple and transparent. Periodically, at the request of the Committee, Frederic W. Cook & Co., Inc. conducts a survey of director compensation at other large U.S. companies and provides expert advisory support to the Committee on the compensation of nonemployee directors. Neither the Company nor the Nominating and Governance Committee has any arrangement with any other compensation consultant who has a role in determining or recommending the amount or form of director compensation. Nonemployee directors' compensation includes the following compensation elements:

        Annual Compensation — For 2008, the annual compensation for nonemployee directors was $205,000. Except as indicated, the annual compensation is payable in four installments following the end of each quarter of service, approximately 40 percent (or $85,000) in cash and approximately 60 percent (or $120,000) in stock payable after the Annual Meeting. In addition, the chair of a Board committee received an additional annual fee of $15,000. There are no meeting fees. In lieu of the cash fees, a director may elect to receive common stock of the Company. Each nonemployee director may voluntarily defer all or part of their annual cash fees or stock award until they cease to be members of the Board.

          Deferred Cash — For directors who have made an election to defer their fees payable in cash ("Deferred Cash"), the Company will credit their account with compensation due on the 45th day of each calendar quarter. Interest at the prime rate (as charged by Wells Fargo Bank on the first day of each calendar quarter) will be credited to each account from the date of deposit, at the end of each calendar quarter and immediately preceding any distribution. The Deferred Cash will be paid to nonemployee directors beginning on January 1 of the year following the year in which they leave the Board in a lump sum or up to ten annual installments pursuant to their deferral elections.

          Deferred Stock — For directors who have made an election to defer their annual stock award or annual cash fees into a common stock equivalents account ("Deferred Stock"), the Company shall credit their account with a number of 3M common stock equivalents (including fractional share equivalents) equal to the number of actual shares of 3M common stock which could have been purchased with such deferred amounts on the first day of the calendar quarter using the closing price of 3M common stock on the New York Stock Exchange on the last business day immediately preceding such date. 3M common stock equivalents having a value equal to dividends paid on 3M common stock shall be credited to such an account on each dividend payment date. The share equivalents shall be determined by using the closing price of 3M common stock on the New York Stock Exchange on the sixth business day preceding the dividend record date. The Deferred Stock is fully vested upon grant but does not have voting rights. Appropriate adjustments shall be made to the accounts for stock splits, stock dividends, merger, consolidation, payment of dividends in other than cash, and similar circumstances affecting 3M common stock. The Deferred Stock will be distributed in 3M common stock (whole shares only with any fractional shares paid in cash) to nonemployee directors beginning on January 1 of the year following the year in which they leave the Board in a lump sum or up to ten annual installments pursuant to their deferral elections.

        All Other Compensation — The column below showing "All Other Compensation" includes the following items:

          Matching Gifts — The nonemployee directors are eligible to participate in the matching gift program on the same terms as 3M employees. Under this program, the 3M Foundation will match up to a total of $10,000 a year in contributions by the director to eligible institutions of higher education or public broadcasting organizations.

          Other — This column also includes tax gross-ups on income imputed to the director for travel by the director's spouse on corporate aircraft to attend Board functions.

        Each of these components is described in more detail below. The total 2008 compensation of our nonemployee directors is shown in the following table:

Director	Fees Earned Or Paid in Cash($)(1)	Stock Awards($)(2)	All Other Compensation ($)(3)	Total ($)

Linda G. Alvarado	85,000	120,000	2,662	207,662

Vance D. Coffman*	100,000	120,000	10,313	230,313

Michael L. Eskew*	100,000	120,000	7,551	227,551

W. James Farrell	85,000	120,000	—	205,000

Herbert L. Henkel	85,000	120,000	—	205,000

Edward M. Liddy*	100,000	120,000	1,000	221,000

Robert S. Morrison*	94,519	120,000	10,000	224,519

Aulana L. Peters	85,000	120,000	10,272	215,272

Rozanne L. Ridgway(4)	36,813	44,055	1,043	81,911

Robert J. Ulrich(5)	53,942	76,603	—	130,545

*
Committee Chair

(1)
This column reports the amount of all fees earned or paid in cash for services as a director.

(2)
This column represents the dollar amount recognized for financial statement reporting purposes in 2008, in accordance with SFAS No. 123R, with respect to stock awards. The amount shown in this column is also equivalent to the grant date fair value, computed in accordance with SFAS No. 123R, of the stock awards made in 2008. The Company does not grant stock options to nonemployee directors except that Robert S. Morrison has 92,632 fully-vested stock options outstanding, which were previously granted to him as interim Chairman of the Board and Chief Executive Officer of the Company from June 30 to December 6, 2005. Since all stock awards vest on the grant date, there are no unvested stock awards outstanding at year end.

(3)
This column includes participation in the matching gift program with Robert S. Morrison and Aulana L. Peters participating at the $10,000 level and Michael L. Eskew and Edward M. Liddy participating at the $3,000 and $1,000 levels, respectively. This column also includes tax gross-ups on income imputed to the director for travel by the director's spouse on corporate aircraft to attend Board functions.

(4)
Rozanne L. Ridgway served as a director through the 2008 Annual Meeting of Stockholders held on May 13, 2008, and retired as a director as of that date in accordance with the Board's retirement policy.

(5)
Robert J. Ulrich was elected to the Board of Directors on May 13, 2008.

        Expenses.    Nonemployee directors are reimbursed for their expenses in connection with attending Board meetings (including expenses related to spouses when they are invited to attend Board events). Nonemployee directors may use the Company aircraft for travel to and from 3M Board meetings.

        Stock Ownership Guidelines.    The Board requires that each director retain the stock portion (currently valued at $120,000) of the annual compensation issued on or after October 1, 2007, until the director leaves the Board. Information regarding accumulated stock and deferred stock units is set forth in the section entitled "Information on Stock Ownership of Directors and Executive Officers."

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        The Board of Directors currently has ten members. At the 2009 Annual Meeting, each of the directors is standing for reelection to hold office until the 2010 Annual Meeting of Stockholders.

        In accordance with 3M's Bylaws, each director is elected by the vote of the majority of votes cast (which means the number of votes cast "for" a director's election exceeds the number of votes cast "against" that director's election with "abstentions" and "broker non-votes" not counted as a vote cast either "for" or "against" that director's election) with respect to that director's election at any meeting for the election of directors at which a quorum is present, provided that if, as of the tenth (10th) day preceding the date the Company first mails its notice of meeting for such meeting to the Company's stockholders, the number of nominees exceeds the number of directors to be elected (a "Contested Election"), the directors shall be elected by the vote of a plurality of the votes cast (which means that the nominees who receive the most affirmative votes are elected to serve as directors).

        For an election where the majority vote standard applies, the Nominating and Governance Committee has established procedures under which any incumbent director who is not elected shall offer to tender his or her resignation to the Board. In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the Nominating and Governance Committee, or such other committee designated by the Board of Directors, shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the Committee's recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within ninety (90) days following certification of the election results. The Nominating and Governance Committee in making its recommendation and the Board of Directors in making its decision each may consider any factors and other information that they consider appropriate and relevant.

        An incumbent director who fails to receive a majority of the votes cast in an election that is not a Contested Election (as defined above) and who tenders his or her resignation pursuant to these Guidelines shall remain active and engaged in Board activities while the Nominating and Governance Committee and the Board decide whether to accept or reject such resignation, or whether other action should be taken; provided, however, it is expected that such incumbent director shall not participate in any proceedings by the Nominating and Governance Committee or the Board regarding whether to accept or reject such director's resignation, or whether to take other action with respect to such director.

        If the Board of Directors accepts a director's resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the Bylaws.

        Each nominee elected as a director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or retirement.

        We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.

        The principal occupation and certain other information about the nominees is set forth on the following pages.

        The persons appointed by the Board of Directors as proxy holders — George W. Buckley, Patrick D. Campbell, and Gregg M. Larson — intend to vote the proxy for the election of each of these nominees, unless you indicate otherwise on the proxy card.

        The Board of Directors recommends a vote "FOR" the election of these nominees as directors.

Nominees for Directors:

Linda G. Alvarado, 57, President and Chief Executive Officer, Alvarado Construction, Inc., a Denver-based commercial general contractor, construction management and development firm. In 1976, Ms. Alvarado founded Alvarado Construction, Inc. and has overseen the growth of that enterprise as a commercial general contracting firm. Ms. Alvarado is on the boards of the following public companies in addition to 3M: Lennox International Inc., Pitney Bowes, Inc., The Pepsi Bottling Group, Inc., and QWEST Communications International, Inc.
Director since 2000.

George W. Buckley, 62, Chairman of the Board, President and Chief Executive Officer since December 2005. Before joining 3M in 2005, Mr. Buckley was Chairman of the Board, President and Chief Executive Officer of the Brunswick Corporation, a global manufacturer and marketer of recreation products, since 2000, and served in other executive positions at Brunswick Corporation from 1997 to 2000. Mr. Buckley is on the boards of the following public companies in addition to 3M: Archer-Daniels-Midland Company and The Black & Decker Corporation.
Director since 2005.

Vance D. Coffman, 64, Retired Chairman of the Board and Chief Executive Officer, Lockheed Martin Corporation, a high technology aerospace and defense company. Dr. Coffman served in various executive capacities at Lockheed Martin Corporation before becoming Chairman and Chief Executive Officer in 1998. He retired as Chief Executive Officer in 2004 and as Chairman of the Board in 2005. Dr. Coffman is on the boards of the following public companies in addition to 3M: Amgen Inc. and Deere & Company.
Director since 2002.

Michael L. Eskew, 59, Retired Chairman of the Board and Chief Executive Officer, United Parcel Service, Inc., a provider of specialized transportation and logistics services. Mr. Eskew was appointed Executive Vice President in 1999 and Vice Chairman in 2000 before becoming Chairman and Chief Executive Officer in January 2002. He retired as Chairman of the Board and Chief Executive Officer at the end of 2007 but remained as a director of UPS. Mr. Eskew is on the boards of the following public companies in addition to 3M and United Parcel Service: International Business Machines Corp. and Eli Lilly and Company.
Director since 2003.

W. James Farrell, 66, Retired Chairman and Chief Executive Officer, Illinois Tool Works Inc., a multi-national manufacturer of highly engineered fasteners, components, assemblies and systems. Mr. Farrell served in various executive capacities since joining ITW before becoming Chairman and Chief Executive Officer in 1996. He retired as Chief Executive Officer in 2005 and as Chairman in 2006. Mr. Farrell is on the boards of the following public companies in addition to 3M: Abbott Laboratories, The Allstate Corporation, and UAL Corporation.
Director since 2006.

Herbert L. Henkel, 60, Chairman of the Board (since May 2000), President and Chief Executive Officer (since October 1999), Ingersoll-Rand Company Limited, a manufacturer of industrial products and components. Mr. Henkel served as President and Chief Operating Officer of Ingersoll-Rand from April 1999 to October 1999. Mr. Henkel is on the board of the following public company in addition to 3M and Ingersoll-Rand Company Limited: C. R. Bard, Inc.
Director since 2007.

Edward M. Liddy, 63, Chairman and Chief Executive Officer of American International Group, Inc. (AIG), a global insurance and financial services holding company (at the request of the U. S. Department of the Treasury, Mr. Liddy agreed to serve as Chairman and Chief Executive Officer of AIG in September 2008 in conjunction with the U. S. Government's actions to provide stability to AIG and certain other financial service firms). Mr. Liddy served as Chairman of the Board of the Allstate Corporation from January 1999 to April 2008. He served as Chief Executive Officer of Allstate from January 1999 to December 2006, President from January 1995 to May 2005, and Chief Operating Officer from August 1994 to January 1999. Mr. Liddy retired from his position as Chairman of Allstate in the spring of 2008 and subsequently became a partner in the private equity investment firm of Clayton, Dubilier & Rice, Inc. from April to September 2008.
Director since 2000.

Robert S. Morrison, 66, Retired Vice Chairman of PepsiCo, Inc., a processor of packaged foods and beverages. Mr. Morrison served as Vice Chairman of PepsiCo, Inc. from 2001 to February 2003. From 1997 until the 2001 merger with PepsiCo, Mr. Morrison was Chairman, President and Chief Executive Officer of The Quaker Oats Company. From June 30 to December 6, 2005, Mr. Morrison served as interim Chairman of the Board and Chief Executive Officer of 3M Company. Mr. Morrison is on the boards of the following public companies in addition to 3M: Aon Corporation and Illinois Tool Works Inc.
Director since 2002.

Aulana L. Peters, 67, Retired Partner, Gibson, Dunn & Crutcher LLP. Mrs. Peters is a retired partner of the law firm of Gibson, Dunn & Crutcher where she was a partner from 1980 to 1984 and 1988 to 2000. From 1984 to 1988, she served as a Commissioner of the Securities and Exchange Commission. From January 2001 to April 2002, Mrs. Peters served as a member of the Public Oversight Board ("POB") of the American Institute of Certified Public Accountants. Mrs. Peters has also served as a member of the Steering Committee for Financial Accounting Standards Board's Financial Reporting Project and a member of the POB's Blue Ribbon Panel on Audit Effectiveness. Currently, Mrs. Peters serves on the U.S. Comptroller General's Accountability Advisory Panel and is a member of the International Public Interest Oversight Board which oversees the standard setting process of the International Federation of Accountants for auditing, assurance, independence and ethics standards. Mrs. Peters is on the boards of the following public companies in addition to 3M: Deere & Company and Northrop Grumman Corporation.
Director since 1990.

Robert J. Ulrich, 65, Retired Chairman of the Board and Chief Executive Officer of Target Corporation, an operator of large-format general merchandise and food discount stores. Mr. Ulrich began his retailing career as a merchandising trainee in Target's department store division in 1967 and advanced through various management positions. He became Chairman and Chief Executive Officer of Target Stores in 1987 and was elected Chairman and Chief Executive Officer of Target Corporation in 1994. Mr. Ulrich retired as Target's Chief Executive Officer on May 1, 2008, and retired as Chairman of the Board on January 31, 2009.
Director since 2008.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the Company's consolidated financial statements for the year ending December 31, 2009. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the selection.

        During 2008, PricewaterhouseCoopers LLP served as the Company's independent registered public accounting firm and also provided certain tax and other audit-related services. For a description of those services and the fees paid, see section entitled "Fees of Independent Registered Public Accounting Firm."

        Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting where they will be available to respond to questions and, if they desire, to make a statement.

Recommendation of the Audit Committee

        The Audit Committee of the Board of Directors recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2009. Proxies solicited by the Board of Directors will be voted "FOR" ratification unless a contrary vote is specified.

 PROPOSAL NO. 3

STOCKHOLDER PROPOSAL ON SPECIAL MEETINGS

        3M has received a stockholder proposal from Nick Rossi, P.O. Box 249, Boonville, CA 95415-0249, the owner of 600 shares (the "Proponent"). The Proponent has requested that the Company include the following proposal and supporting statement in its proxy statement for the Annual Meeting of Stockholders. The proposal may be voted on at the Annual Meeting only if properly presented by the Proponent or the Proponent's qualified representative.

        RESOLVED, Shareowners ask our board to take the steps necessary to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage allowed by law above 10%) the power to call special shareowner meetings. This includes that such bylaw and/or charter text will not have any exception or exclusion conditions (to the fullest extent permitted by state law) that apply only to shareowners but not to management and/or the board.

Statement of Nick Rossi

        Special meetings allow shareowners to vote on important matters, such as electing new directors, that can arise between annual meetings. If shareowners cannot call special meetings, management may become insulated and investor returns may suffer. Shareowners should have the ability to call a special meeting when a matter is sufficiently important to merit prompt consideration.

        In 2008 our company adopted a weak provision for 25% of shareholders to call a special meeting that put limits on calling such a meeting for the election of directors. Reference: 3M Company (February 27, 2008) no action letter available through SECnet http://secnet.cch.com.

        This proposal topic won impressive support (based on 2008 yes and no votes) at the following companies:

Occidental Petroleum (OXY),	66%	Emil Rossi (Sponsor)
FirstEnergy Corp. (FE)	67%	Chris Rossi
Marathon Oil (MRO)	69%	Nick Rossi

        The merits of this Special Shareowner Meetings proposal should also be considered in the context of the need for further improvements in our company's corporate governance and in individual director performance. In 2008 the following governance and performance issues were identified:

  •
  The Corporate Library (TCL) www.thecorporatelibrary.com, an independent investment research firm, rated our company:

    "D" overall.
    "High Governance Risk Assessment."
    "High Concern" in Executive Pay.

  •
  Vance Coffman and James Farrell were each designated as "Problem Directors" by TCL: Coffman due to involvement with Bristol-Myers and a SEC lawsuit charging substantial accounting fraud. Farrell due to involvement with UAL Corporation prior to its bankruptcy.

  •
  Five directors were designated "Accelerated Vesting" directors by TCL due to involvement with accelerating stock option vesting to avoid recognizing the related expense:

    Aulana Peters
    Linda Alvarado
    Herbert Henkel
    Robert Morrison
    George Buckley

  •
  We had no shareholder right to:

    Cumulative voting.
    To act by written consent.
    An Independent Chairman.

  •
  Our directors also served on these boards rated "D" by The Corporate Library:

Aulana Peters	Merrill Lynch (MER)
Aulana Peters	Northrop Grumman (NOC)
Aulana Peters	Deere (DE)
Vance Coffman	Deere (DE)
Linda Alvarado	Lennox International (LII)
Herbert Henkel	Ingersoll-Rand (IR)
Michael Eskew	International Business Machines (IBM)
Michael Eskew	Eli Lilly (LLY)
James Farrell	Abbott Laboratories (ABT)
Robert Ulrich	Target (TGT)
  •
  Aulana Peters was also on the Merrill Lynch executive pay committee as Merrill's Stanley O'Neal exited with $161 million after he acquired subprime assets that contributed to $40 billion in write-downs.

        The above concerns shows there is need for improvement. Please encourage our board to respond positively to this proposal:

Special Shareowner Meetings — Yes on 3

Board's Statement Opposing the Proposal

        After careful consideration, and for the reasons set forth below, the Board believes that the proposal to ask our Board to take the steps necessary to permit holders of 10 percent of our outstanding common stock to call special stockholder meetings, subject to the conditions specified in the proposal, is not in the best interests of 3M or its stockholders for the following reasons:

  1.
  On February 11, 2008, the Board adopted an amendment to the Company's Amended and Restated Bylaws (the "Bylaws") which allows holders of 25 percent of 3M's outstanding stock to call a special stockholder meeting upon written request to the Board. The Board believes that giving stockholders owning 25 percent of the Company's outstanding stock the ability to request special stockholder meetings strikes the appropriate balance between giving stockholders the ability to call special meetings to vote on important matters that arise between annual meetings and protecting the resources of the Company and interests of all stockholders. Enabling minority stockholders to call special meetings to advance their own interests can be disruptive to a company's operations and extremely expensive and time consuming. Because of these burdens and costs to a company, special stockholder meetings should be extraordinary events that occur only when a substantial percentage of the stockholders agree there are extremely pressing matters that must be addressed before the next annual meeting. The current provision of the Bylaws allows for stockholders to call a special meeting when such an extraordinary event arises, without enabling minority stockholders to call meetings more frequently than necessary thereby disrupting the conduct of 3M's business and imposing unnecessary costs on the Company and its stockholders. It is unnecessary and would be damaging to the Company and its stockholders to give holders of 10 percent of our outstanding stock the ability to call special meetings.

  2.
  3M also believes that the language of the proposal is vague and unclear which would present a problem for the Board in implementing the proposal, should it be passed. The proposal states that the requested bylaw and/or charter text may not have any exceptions or conditions that apply to stockholders, but not to the Board. The Bylaws currently include procedures that a stockholder or group of stockholders must follow in order to call a special meeting that are administratively necessary for a company of 3M's size. The Board is unsure whether the proposal, if implemented, would require 3M to eliminate these procedural standards. The absence of the procedural requirements would create future excessive disruptions to the operations of the Company. In addition, the proposal could be read to require that the Board also be subject to the 10 percent ownership requirement and not be able to call a special meeting unless it collectively holds 10 percent of our outstanding shares. Such a limitation on the authority of the Board would be highly undesirable and would, in any event, violate Delaware law.

  3.
  The statement accompanying the proposal contains a number of inflammatory statements regarding our directors. The Board has chosen not to waste additional resources by responding to these statements.

Recommendation of the Board

        The Board of Directors recommends a vote "AGAINST" this proposal for the reasons discussed above. Proxies solicited by the Board of Directors will be voted "AGAINST" this proposal unless a stockholder indicates otherwise in voting the proxy.

 PROPOSAL NO. 4

STOCKHOLDER PROPOSAL ON THE VESTING OF STOCK OPTIONS AND AWARDS

        3M has received a stockholder proposal from Michael Ayers, 4733 Oakland Ave. So., Minneapolis, MN 55407, the owner of 1,450 shares (the "Proponent"). The Proponent has requested that the Company include the following proposal and supporting statement in its proxy statement for the Annual Meeting of Stockholders. The proposal may be voted on at the Annual Meeting only if properly presented by the Proponent or the Proponent's qualified representative.

  Shareholder Proposal

        Inasmuch as the shareholders of 3M reasonably expect Corporate Officers (e.g., Buckley, Campbell, Harlan, etc., as identified at http://solutions.3m.com/wps/portal/3M/en_US/our/company/information/
leadership/ceo-officers/) to make decisions for the long-term health and success of the Company;

        Inasmuch as the decisions of the Corporate Officers do in fact effect the long-term health and success of the Company, playing out over the course of several years;

        Inasmuch as the compensation due the Corporate Officers ought to be tied reasonably to the actual performance of the Company as those decisions do play out, even if the individuals have left the Company;

        Inasmuch as the compensation given the Corporate Officers is partially in the form of ownership of the Company in the form of stock or stock options;

  Therefore the Compensation Committee is directed to ensure that

    1.
    stock awarded to the Corporate Officers must be held by them and cannot be sold or transferred for at least five years after the award date, and

    2.
    stock options awarded to the Corporate Officers cannot be redeemed for at least five years after the award date.

  Under the terms of this proposal,

    1.
    all stock awarded to the Corporate Officers is considered Restricted Stock and has a Restricted Period of five years from the date of award, and

    2.
    all stock options to the Corporate Officers must be redeemed after the fifth anniversary and prior to the tenth anniversary date of the award.

Board's Statement Opposing the Proposal

        After careful consideration, and for the reasons set forth below, the Board believes that the proposal to require that all 3M stock awards and stock options granted to the Company's officers include a minimum vesting period of at least five years from the grant date is not in the best interests of 3M or its stockholders for the following reasons:

  1.
  This proposal is not needed to align the financial interests of 3M's officers with those of 3M's stockholders. These officers are already covered by the Company's stock ownership guidelines, which require that the CEO attain beneficial ownership of 3M stock equal to five times his or her annual base salary at the time of appointment and that Executive and Senior Vice Presidents attain beneficial ownership of 3M stock equal to three times their annual base salary at the time of appointment. All of 3M's officers have already met or are on track to attaining the required ownership levels within five years of their appointments, as required by the guidelines. In addition, Mr. Buckley is covered by an additional retention requirement that prevents him from selling or otherwise disposing of the shares of 3M common stock he receives upon the vesting of the restricted stock units that were granted to him pursuant to his employment agreement with the Company (except as required to pay withholding taxes) prior to the termination of his employment without the consent of the Compensation Committee of the Board. As a result, Mr. Buckley has retained 100 percent of the shares of 3M common stock he has obtained since joining the Company in 2005 (with the exception of shares required to pay withholding taxes).

  2.
  This proposal would deprive the Company and its Compensation Committee of the flexibility they need to provide effective long-term incentive compensation to its key leaders. The Company's long-term incentive compensation plans (including the current 2008 Long-Term Incentive Plan which was just approved by 3M's stockholders at the 2008 Annual Meeting) have always reserved to the Compensation Committee the authority to determine both the employees who receive stock options and other stock awards and the vesting period of those stock options and other stock awards. The Committee utilizes this authority to make grants of stock options and other stock awards with different vesting periods in appropriate situations. For example, during 2008 the Committee made annual stock option grants to approximately 5,000 employees with three-year installment vesting periods, made retention grants of restricted stock units to several of the Company's executives with four-year vesting periods, and made restricted stock unit grants to several newly-hired executives with vesting periods that ranged from three to five years. This proposal would prevent the Committee from making similar variations in the terms of future stock options and other stock awards (except to impose vesting periods even longer than five years).

  3.
  This proposal would conflict with the Company's objective of providing competitive total compensation to its executives, as described in the Compensation Discussion and Analysis portion of this proxy statement. Five-year vesting periods for stock options and other stock awards are not common among the companies in 3M's executive compensation peer group or among the companies with whom 3M competes for executive talent. As a result, the proposal would prevent the Company from providing stock options and other stock awards that are comparable to those provided by its peer companies and competitors.

Recommendation of the Board

        The Board of Directors recommends a vote "AGAINST" this proposal for the reasons discussed above. Proxies solicited by the Board of Directors will be voted "AGAINST" this proposal unless a stockholder indicates otherwise in voting the proxy.

INFORMATION ON STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table includes all 3M stock-based holdings, as of February 27, 2009, of the directors and the Named Executive Officers set forth in the Summary Compensation Table, and the directors and executive officers as a group.

Common Stock and Total Stock-Based Holdings

Name and Principal Position	Stock (1)	Options (2)	Shares Held as Deferred Stock (3)	Total (4)
Linda G. Alvarado, Director	7,923	—	7,134	15,057
Vance D. Coffman, Director	5,235	—	11,798	17,033
Michael L. Eskew, Director	—	—	13,357	13,357
W. James Farrell, Director	—	—	3,582	3,582
Herbert L. Henkel, Director	—	—	4,410	4,410
Edward M. Liddy, Director	—	—	21,930	21,930
Robert S. Morrison, Director	4,516	92,632	13,198	110,346
Aulana L. Peters, Director	5,370	—	36,068	41,438
Robert J. Ulrich, Director	—	—	1,748	1,748
George W. Buckley, Director, Chairman of the Board, President and Chief Executive Officer	35,581	401,570	—	437,151
Patrick D. Campbell, Chief Financial Officer	29,813	323,084	—	352,897
Inge G. Thulin, Executive Vice President	14,415	272,190	—	286,605
Bradley T. Sauer, Executive Vice President	14,487	229,977	—	244,464
Joe E. Harlan, Executive Vice President	8,133	145,022	—	153,155
All Directors and Executive Officers as a Group (25 persons) (5)	417,330	2,983,909	113,225	3,514,464

        FOOTNOTES TO COMMON STOCK AND TOTAL STOCK-BASED HOLDINGS TABLE

        (1)   This column lists beneficial ownership of 3M common stock, including restricted stock held by certain of the Named Executive Officers over which they have sole voting power but no investment power. The restricted stock generally vests over a three- to five-year period if the executive remains continuously employed by the Company and is subject to forfeiture under certain circumstances. Unless otherwise noted, voting power and investment power in the shares are exercisable solely by the named person, and none of the shares are pledged as security by the named person. This column includes 104,414 shares in which voting and investment power are shared.

        (2)   This column shows the shares that may be acquired pursuant to stock options that are or will become exercisable within 60 days of February 27, 2009.

        (3)   This column represents the number of shares of the Company's common stock which the nonemployee directors will receive upon termination of membership on the Board of Directors for any reason. These shares result from the voluntary election by the nonemployee directors to defer the payment of directors' annual compensation. No shares of common stock have as yet been issued, and the directors have neither voting nor investment powers in these shares of deferred stock.

        (4)   This column shows the individual's total 3M stock-based holdings, including the voting securities shown in the "Stock" column (as described in note 1), the shares that may be acquired pursuant to stock options that are or will become exercisable within 60 days (after February 27, 2009) in the "Options" column (as described in note 2), plus shares held as deferred stock (as described in note 3).

        (5)   All directors and executive officers, as a group, owned beneficially less than one percent of the outstanding common stock of the Company.

SECURITY OWNERSHIP OF MORE THAN 5 PERCENT STOCKHOLDERS

        The following table sets forth information regarding beneficial ownership of more than 5 percent of the outstanding 3M stock as of February 17, 2009.

Name/Address	Common Stock Beneficially Owned	Percent of Class
State Street Bank and Trust Company, Trustee ("State Street") (1) State Street Financial Center One Lincoln Street Boston, MA 02111	56,261,994	8.1

        (1)   State Street holds 8.1 percent of our outstanding common stock as trustee for certain 3M savings plans, including the Company's Voluntary Investment Plan and Employee Stock Ownership Plan, a 401(k) retirement savings plan. Under the terms of the plans, State Street is required to vote shares allocated to the accounts of the participants in accordance with instructions received from such participants. Information is based on a Schedule 13G filed with the SEC on February 17, 2009. State Street disclaims beneficial ownership of all of the shares listed above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our stock. As a practical matter, 3M assists its directors and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf. 3M believes that during 2008, its directors and executive officers complied with all Section 16(a) filing requirements, except that a Form 4 for Marschall Smith reporting 390 shares withheld for taxes upon the vesting of restricted stock units was filed two days late due to an administrative error. In making this statement, 3M has relied upon examination of the copies of Forms 3, 4, and 5 and the written representations of its directors and executive officers.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

        3M Company performed well and posted good results during the first three quarters of 2008. However, like most other companies, 3M was hit hard by the financial crisis in the fourth quarter and its results for the full year fell short of expectations that we held at the beginning of the year. 3M's Optical Systems business in particular was severely impacted by the global recession as well as by the rapid commoditization of the optical film markets, particularly those for LCD TV applications. As a result 3M's Economic Profit (as defined below) for the full year 2008 declined 5 percent compared to its Economic Profit for the full year 2007, and our stock price fell from $84.32 at the end of 2007 to $57.54 at the end of 2008 (a decline of 32 percent, as compared to a 38 percent decline in the S&P 500).

        For the full year 2008, 3M recorded record sales despite the dramatic fourth-quarter economic downturn. In percentage terms, 3M's sales for the full year 2008 increased 3.3 percent over its sales for the full year 2007. During the fourth quarter of 2008, the Company's sales declined 11.2 percent compared to the same period in 2007. Including special items, 3M's reported net income for the full year 2008 declined 15.5 percent compared to its net income for the full year 2007. While the increasingly challenging global economy is making it even more difficult to predict future performance, 3M is assuming for planning purposes that the Company will experience declines in organic sales volume, operating margins and earnings per share in 2009.

        3M has responded to this downturn with aggressive cost and cash management actions that include job eliminations and reduced capital expenditures. Merit pay increases for 2009 have been deferred and the Company's practice on banked vacation is being phased out for substantially all U.S. employees, including all of the Company's 18 senior executives.

        The global recession's impact on 3M's full year 2008 results was also reflected in the compensation provided to our Named Executive Officers. The 5 percent decline in 3M's Economic Profit and the 3.3 percent increase in 3M's sales for 2008 versus 2007 caused the annual incentive compensation earned during 2008 by all but one of the Named Executive Officers to fall below their target amounts, and contributed significantly to the payout of their 2006 awards under the Performance Unit Plan at only 10 percent of the awards' target value. The 32 percent decline in 3M's stock price during 2008 eliminated the spread value in practically all of the stock options held by the Named Executive Officers (and left the stock price far below the excercise price of most of these options), and materially reduced the value of their restricted stock units.

        During 2008, the Company also replaced its equity compensation plan for delivering long-term incentive compensation to management employees. The new plan, the 3M Long-Term Incentive Plan, was approved by 3M's stockholders at the 2008 Annual Meeting and reflects the Company's continuing belief in the importance of employee stock ownership and of aligning the financial interests of these employees with those of 3M stockholders.

Objectives of 3M's executive compensation program

        3M believes that the compensation of its executives should be closely tied to the performance and growth of the Company, so that their interests are aligned with the interests of 3M stockholders. Consistent with this philosophy, the following core principles provide a framework for the Company's executive compensation program:

  •
  Total compensation must be competitive to attract the best talent to 3M, motivate executives to perform at their highest levels, reward outstanding achievement, and retain those individuals with the leadership abilities and skills necessary for building long-term stockholder value;

  •
  The portion of an executive's total compensation that varies with performance and is therefore at risk should increase with the level of an individual's responsibility;

  •
  The goals for any variable pay plans must be consistent with the Company's business objectives and increasing stockholder value; and

  •
  Executives are most effectively motivated to build long-term stockholder value when a significant portion of their personal net worth is held in 3M stock.

The Compensation Committee regularly reviews the design of this executive compensation program, with the assistance of its independent compensation consultant, and makes decisions concerning changes in this design when appropriate. The Committee also makes individual pay decisions regarding the compensation of the Company's 18 senior executives, including the Chief Executive Officer.

Terms

        This Compensation Discussion and Analysis uses the following terms when discussing executive compensation of the Company:

  •
  "Benchmarking Groups" means both the survey comparator group of companies and 3M's executive compensation peer group of 21 companies, as described in the "Benchmarking" section of this CD&A.

  •
  "Committee" means the Compensation Committee of the Board of Directors of 3M Company.

  •
  "Economic Profit," as used for compensation plan purposes, means the after-tax operating income of the Company, adjusted to exclude special items and the impact of acquisitions in the year each acquisition is completed, less a charge for the capital used to generate such after-tax operating income.

  •
  "Intended Value" means the internal estimated value of long-term incentive compensation awards made under the Company's long-term incentive compensation plans. For stock options, this value is determined using the Black-Scholes method and the assumption that the options will be exercised at the end of their 10-year option term (which is not the same value attributed to such stock options in the Summary Compensation Table and the Grants of Plan-Based Awards Table of this proxy statement, which is based on the accounting treatment of these options). For performance shares awarded under the Performance Unit Plan, this value is determined by multiplying the number of performance shares by the current fair market value of a share of 3M common stock on the effective date of the award.

  •
  "Named Executive Officers" means the five executives whose compensation is reported in the Summary Compensation Table of this proxy statement. For 2008, these "Named Executive Officers" are George W. Buckley, Chairman of the Board, President and Chief Executive Officer; Patrick D. Campbell, Senior Vice President and Chief Financial Officer; Inge G. Thulin, Executive Vice President, International Operations; Bradley T. Sauer, Executive Vice President, Health Care Business; and Joe E. Harlan, Executive Vice President, Electro and Communications Business.

  •
  "Total Cash Compensation" means the total of an individual's base salary and annual incentive compensation.

Benchmarking

        In order to accomplish the objective of providing competitive total compensation, 3M annually surveys the executive compensation practices of a large group of comparator companies (approximately 135, although the number and identity of the companies may vary from year to year). Survey data is adjusted to recognize the different sizes of the comparator companies (based on annual revenues) as compared to the size of 3M. The survey data is obtained from three consulting firms (Hewitt Associates, Frederic W. Cook & Co., Inc., and Towers Perrin). The survey comparator group consists of companies in the Dow Jones Industrial Average (modified to exclude financial services companies), and other companies with annual revenue exceeding $10 billion that participate in the three consultants' executive compensation surveys. The Committee does not normally know the identity of the companies in this survey comparator group. In addition, the Committee's independent compensation consultant (George B. Paulin of Frederic W. Cook & Co., Inc.) provides the Committee with pay data and information on the executive compensation practices at the companies in 3M's executive compensation peer group. 3M's executive compensation peer group consists of the following 21 companies, as recommended by the Committee's independent compensation consultant and approved by the Committee:

Alcoa, Inc.	Honeywell International Inc.
Archer-Daniels-Midland Company	Illinois Tool Works Inc.
Avery Dennison Corporation	Johnson & Johnson
Caterpillar Inc.	Kimberly-Clark Corporation
Danaher Corp.	Medtronic, Inc.
Deere & Company	The Procter & Gamble Company
E.I. du Pont de Nemours and Company	SPX Corporation
Eaton Corporation	Textron Inc.
Ecolab Inc.	Tyco International Ltd.
Emerson Electric Co.	United Technologies Corporation
General Electric Company

        The companies in this executive compensation peer group were selected because (1) their performance is monitored regularly by the same market analysts who monitor the performance of 3M, and/or (2) they meet several criteria based on similarity of their business and pay models, market capitalization, and annual revenues. During 2008 the Committee reviewed both the criteria for selecting companies to be included in this peer group as well as the identity of the 21 companies in the group, and decided not to make any changes in either these criteria or the members of this peer group.

How the Committee uses this Benchmarking Information

        When establishing and adjusting the base salary, Total Cash Compensation and long-term incentive compensation of the Company's senior executives other than the Named Executive Officers during 2008, the Committee used the pay survey results from the survey comparator group. When establishing and adjusting the base salary, Total Cash Compensation and long-term incentive compensation of the Named Executive Officers during 2008, the Committee used the pay data from both the survey comparator group and the executive compensation peer group. The Committee also uses the information on the executive compensation practices at companies in the executive compensation peer group when considering additions to or changes in the Company's current executive compensation program and practices.

        With this information, the Committee generally aims to provide the Company's executives with Total Cash Compensation that is at or very close to the median of the corresponding compensation paid to executives by companies in the Benchmarking Groups and with long-term incentive compensation that is at the average of the 50th and 75th percentiles of the corresponding long-term incentive compensation provided by companies in the Benchmarking Groups. When there are differences between the pay data obtained from the survey comparator group vs. the executive compensation peer group, the Committee considers them both and uses its judgment to determine what will be considered the median, 50th and 75th percentiles of these compensation amounts.

        During 2008 (effective for compensation provided in 2009) the Committee revised its method for delivering target long-term incentive compensation to its executives that is the average of the 50th and 75th percentiles of the long-term incentive compensation provided by companies in the Benchmarking Groups. For the portion of the Company's long-term incentive compensation that varies with the individual performance of the executive (stock options), the target value for such grants is set at one-half of the median value of the long-term incentive compensation provided by the companies in the Benchmarking Groups for executives who meet their performance expectations and at a multiple of up to 183 percent of such median for executives who exceed their performance expectations. For the portion of the Company's long-term incentive compensation that does not vary with the performance of the executive, the target value for such compensation is set at 125 percent of one-half of the median value of the long-term incentive compensation provided by the companies in the Benchmarking Groups. The Committee made this change for the purposes of reducing volatility in the long-term incentive compensation values from the companies in the Benchmarking Groups and increasing the reliability of the benchmarking data used for determining the long-term incentive compensation of the Company's executives. This change should help improve the accuracy and fairness of the compensation provided to the Company's executives.

Role of the Compensation Committee and its Advisors

        3M pays its executives compensation to recognize their contributions to the success of its business and provide incentives for them to deliver performance that meets the growth and other objectives of the Company. All elements of this compensation are determined by the Compensation Committee of the Board of Directors (the "Committee"), which is composed solely of independent nonemployee directors. In addition, the Committee's decisions concerning the compensation of 3M's Chief Executive Officer are subject to ratification by all of the independent directors of the Board of Directors.

        As of December 31, 2008, the members of the Committee were Vance D. Coffman, Robert S. Morrison, Aulana L. Peters, and Robert J. Ulrich. During 2008, the Committee was assisted by its independent compensation consultant, George B. Paulin of Frederic W. Cook & Co., Inc. In addition to participating in the meetings of the Committee, Mr. Paulin provides the Committee with significant assistance and advice in the review of the Company's salary structure, short-term and long-term incentive compensation plans, and other related executive pay policies. He also provides expert knowledge of marketplace trends and best practices relating to executive compensation practices and competitive pay levels. Mr. Paulin and his firm provide no other services to the Company or 3M management, with the exception of the pay survey data described above and expert advisory support to the Nominating and Governance Committee on the compensation of 3M's nonemployee directors.

        3M's executive officers assist the Committee with the process of determining the compensation of the Company's executives. In particular, Mr. Buckley, assisted by 3M's Senior Vice President, Human Resources, performs an annual performance evaluation of each of 3M's senior executives whose compensation is determined by the Committee. The results of this annual performance evaluation form the basis for Mr. Buckley's recommendations to the Compensation Committee as to the annual merit base salary and Total Cash Compensation increases for such senior executives as well as the size of their annual stock option grants. The Committee discusses these recommendations with Mr. Buckley at its meetings prior to making its decisions on the amount of these annual merit increases and stock option grants.

Elements of the compensation program

        During 2008, the compensation program for 3M's executives consisted of the following elements: base salary, short-term cash incentive in the form of an annual incentive, long-term equity incentives in the form of performance shares and stock options (and in appropriate circumstances, restricted stock or restricted stock units). These executives also participated in various benefit plans made available to most of 3M's U.S. employees, were eligible to participate in several deferred compensation plans, and received other benefits and perquisites. The entire program applied to approximately 105 executives during 2008, including all five of the Named Executive Officers.

  Base salary

        3M pays each of its executives a base salary in cash on a monthly basis. The amount of this base salary is reviewed annually, and is not considered to be "at risk" as it does not vary with the performance of the Company.

  Short-term incentive

        3M's broad-based annual incentive plan delivers short-term incentive compensation based on three performance metrics: organic growth vs. target, Economic Profit vs. target, and annual growth in Economic Profit. While the short-term incentive compensation earned during 2008 by most 3M executives was determined under this annual incentive plan, the short-term incentive compensation earned during 2008 by 3M's Named Executive Officers as well as the other senior executives whose compensation is determined by the Committee was determined under the Executive Annual Incentive Plan approved by 3M's stockholders at the 2007 Annual Meeting. A total of 18 3M executives participated in this Executive Annual Incentive Plan during 2008. This Executive Annual Incentive Plan, which is intended to comply with the requirements of Section 162(m) of the Internal Revenue Code, provides performance-based compensation for which the performance goal is the Company's earning of adjusted net income. This plan establishes a maximum amount of annual incentive compensation that may be earned by each covered executive during a year, which is either one-quarter of one percent of the Company's adjusted net income for such year (for the Named Executive Officers) or one-tenth of one percent of the Company's adjusted net income for such year (for all other covered executives), and then provides the Compensation Committee with the discretion to pay each covered executive less than this maximum amount based on such factors as it deems relevant. These factors include, but are not limited to, individual performance, each individual's target annual incentive, and the performance of the Company and its business units as measured by the three metrics referred to above and used to determine payouts under the broad-based annual incentive plan. While the Committee considers and is guided by the amounts that would be payable under the broad-based annual incentive plan (based on the performance of 3M and its business units) if these executives were covered by such plan, it is not bound by these results and does exercise its discretion to pay different amounts.

  Long-term incentives

        During 2008, 3M provided long-term incentive compensation to its executives through its Performance Unit Plan and its new Long-Term Incentive Plan, which was approved by stockholders at the 2008 Annual Meeting. Both plans deliver performance-based compensation, although the basis for measuring performance varies by plan.

        The Performance Unit Plan provides variable compensation to 3M's executives based on the Company's long-term performance. In 2008 the Committee changed the form of the awards granted under this Plan from performance units payable in either cash or shares of 3M common stock to performance shares payable in the form of shares of 3M common stock. The number of shares of 3M common stock payable with respect to each performance share awarded is contingent upon attainment of the performance criteria selected each year by the Committee for the applicable three-year performance period. With this change, executives now receive a set number of performance shares rather than units at the time of the award and, at payment, shares of 3M common stock rather than cash. This change more closely aligns this portion of an executive's long-term incentive compensation with the interests of stockholders.

        The Long-Term Incentive Plan provides compensation to 3M's executives based on the value of and changes in the value of the Company's common stock. The Plan authorizes the Committee to grant stock options, restricted stock, restricted stock units, stock appreciation rights, and other stock awards to management employees of the Company. The Committee makes annual grants of stock options under the Plan to 3M's executives, including each of the Named Executive Officers. These options have an exercise price equal to the closing market price of the Company's common stock on the grant date, and generally expire ten years after the grant date. Historically, the Committee has made grants of restricted stock and restricted stock units under the Plan and its predecessors only to selected executives in appropriate circumstances. These circumstances have included the hiring of new executives as well as the need to retain current high-performing executives. These shares of restricted stock and restricted stock units vest over periods ranging from one to five years after the grant date, which encourage the executives to remain employed by the Company until the shares or units have vested.

        When an executive exercises a nonqualified option granted before May 2005 (referred to herein as a "pre-2005 nonqualified stock option") and pays the exercise price of such option using shares of 3M common stock already owned by the executive (a method of exercise known as a "stock swap"), the executive is automatically granted a new progressive stock option for the number of shares used to pay the exercise price as well as the number of shares withheld to pay withholding taxes. The new progressive stock option carries an exercise price equal to the fair market value of a share of 3M common stock on the date of exercise of the pre-2005 nonqualified stock option, and may only be exercised through the original expiration date of such pre-2005 nonqualified stock option. 3M offered progressive stock options with respect to nonqualified stock options granted before May 2005 to encourage executives to acquire and accumulate actual shares of 3M common stock by exercising their stock options early rather than holding such options until the end of their term and then immediately selling the shares acquired upon exercise. Stock options granted since May 2005 have not been eligible for the grant of new progressive stock options upon their exercise.

        New progressive stock option grants are reflected in the Summary Compensation Table and the Grants of Plan-Based Awards Table of this proxy statement for Mr. Thulin, who was the only Named Executive Officer who received them during 2008. The values for such grants reflected in these Tables were determined in accordance with SFAS No. 123R. However, the Committee did not consider these new progressive stock option grants to represent incremental compensation value when determining Mr. Thulin's annual stock option grant for 2008, because the progressive stock options are merely extensions of the exercised pre-2005 nonqualified stock options within their existing terms.

  Benefits and perquisites

        3M's executives generally participate in the same health care, disability, life insurance, pension, and 401(k) benefit plans made available generally to the Company's U.S. employees. In addition, these executives are eligible to participate in several deferred compensation programs that allow them to voluntarily defer the receipt of cash compensation otherwise payable by the Company. These deferred compensation programs enable participating executives to earn the same returns paid on the investment funds offered to participants in the Company's 401(k) plan or, at the executive's election, a fixed rate of return based on corporate bond yields, which in no event would result in the crediting of above-market interest as defined for purposes of the SEC's proxy disclosure rules. Payment of this deferred compensation and the earnings thereon generally occurs following the end of the executive's employment with the Company. During 2008 the Committee approved the replacement of one of these deferred compensation programs with a new program effective in 2009 (the VIP Excess Plan), which is designed to be more effective for state income tax purposes. This new program will enable the executives and other employees who are eligible to defer compensation thereunder with the opportunity to earn additional 3M matching contributions (similar to the matching contributions they earn under 3M's 401(k) plan) on amounts they elect to defer. Executives also receive perquisites described in more detail in the All Other Compensation Table of this proxy statement. Two of the Named Executive Officers (Mr. Buckley and Mr. Campbell) earn supplemental retirement benefits pursuant to their employment agreements with the Company, which were negotiated at the time they agreed to leave their previous employers and join 3M. These supplemental benefits are designed to replace the pension benefits they failed to earn under the plans of their previous employers because their accrued benefits under those plans do not grow with future increases in compensation.

How 3M determined the 2008 compensation of the Named Executive Officers

        All amounts were determined by the Committee, assisted by its independent compensation consultant, with the input of Mr. Buckley (including his recommendations based on the results of the most recent annual performance evaluation of the senior executives whose compensation is determined by the Committee), and utilizing the compensation information from the companies in the Benchmarking Groups. In addition, during the process of determining their 2008 compensation, the Committee received and reviewed tally sheets comparing the amounts of compensation actually received by the Company's Named Executive Officers during 2007 to the amounts reported in its 2008 proxy statement as well as the compensation that would be owed to such individuals in the event of the termination of their employment. With this information, the Committee initially aimed to provide the Company's executives with Total Cash Compensation in 2008 (assuming that their annual incentive compensation is paid at target) that is at or very close to the median of the corresponding compensation paid to executives with similar responsibilities at companies in the Benchmarking Groups and with long-term incentive compensation awards that are valued at the average of the 50th and 75th percentiles of the corresponding compensation paid to executives with similar responsibilities at companies in the Benchmarking Groups. However, the Committee then adjusted both the Total Cash Compensation and the stock option portion of the long-term incentive compensation provided to the Company's executives to reflect each executive's actual individual performance during the previous year. In making its assessment of individual performance for compensation purposes, the Committee does not rely on specific, pre-established objectives. Rather, it makes a subjective assessment of the particular executive's performance over the relevant time period, taking into account, with respect to executives other than Mr. Buckley, Mr. Buckley's assessment of their performance. Exceptional performers may receive long-term incentive awards valued at or very close to the 75th percentile of the long-term incentive compensation provided by companies in the Benchmarking Groups. Differences in the amounts of compensation provided to 3M's Named Executive Officers reflect a variety of factors, including experience, individual performance, responsibilities and the market for executives performing similar responsibilities (as measured by the pay information obtained from companies in the Benchmarking Groups).

  Base salary

        Changes in the base salaries of the Named Executive Officers (as well as their target Total Cash Compensation) are considered annually by the Committee. Any adjustments are made after considering the most recent compensation survey data for executives with similar responsibilities at companies in 3M's Benchmarking Groups, each individual's position in the salary range for their position along with the individual's performance during the preceding annual period, and the experience of each individual. Effective in April 2008, the Committee increased the base salary of Mr. Campbell from $740,000 to $762,000 (and his target Total Cash Compensation from $1,234,000 to $1,271,000), increased the base salary of Mr. Thulin from $540,000 to $594,000 (and his target Total Cash Compensation from $900,000 to $990,000), increased the base salary of Mr. Sauer from $540,000 to $572,000 (and his target Total Cash Compensation from $900,000 to $954,000), and increased the base salary of Mr. Harlan from $510,000 to $540,000 (and his target Total Cash Compensation from $850,000 to $901,000). Due to the fact that his target Total Cash Compensation already compares favorably with the cash compensation paid to chief executive officers at the companies in 3M's executive compensation peer group, the Committee did not approve and the independent members of 3M's Board of Directors did not ratify any change in Mr. Buckley's base salary or target Total Cash Compensation during 2008.

  Short-term incentive

        During 2008, the Committee chose to deliver short-term incentive compensation to its Named Executive Officers in the form of an annual cash incentive under the Executive Annual Incentive Plan.

Each Named Executive Officer had a target annual incentive for the year, which is equal to the difference between their target Total Cash Compensation and their annual base salary. As explained above in the "Short-term incentive" discussion under "Elements of the compensation program," the Committee considered the amount of an individual's target annual incentive together with their individual performance during 2008 and the 2008 performance of 3M and its business units as measured under the Company's broad-based annual incentive plan when it exercised its discretion to determine the amount of each Named Executive Officer's annual incentive compensation for 2008. Since the Company satisfied the Executive Annual Incentive Plan's performance objective by earning Adjusted Net Income (defined as the net income of 3M as reported in its Consolidated Statement of Income as adjusted to exclude special items) in 2008 in the amount of $3.654 billion, the Plan authorized the Committee to approve payments of annual incentive compensation to each Named Executive Officer equal to one-quarter of one percent of such Adjusted Net Income ($9,135,000). Utilizing the discretion reserved to the Committee by the Plan, and in order to more closely align the payout to each individual with the 2008 performance of the Company and the relevant business unit as well as the individual's performance, the Committee decided to reduce the amounts payable to the Named Executive Officers to the following amounts:

Name	Actual 2008 Incentive	Target Annual Incentive	Rationale

George W. Buckley	$2,664,070	$2,795,000	Corporate sales & Economic Profit below plan

Patrick D. Campbell	$477,473	$504,728	Corporate sales & Economic Profit below plan

Inge G. Thulin	$374,683	$387,069	International sales & Economic Profit below plan

Bradley T. Sauer	$405,588	$376,241	Health Care Business outperformed rest of the Company

Joe E. Harlan	$298,485	$355,339	Electro & Communications Business sales & Economic Profit below plan

  Long-term incentives — 2008

        Based on its evaluation of their individual performance during 2007 and after considering the most recent long-term incentive compensation data from companies in the Benchmarking Groups, the Committee in 2008 increased the Intended Value of Mr. Campbell's long-term incentive compensation awards from $1,977,000 to $2,058,000, Mr. Thulin's long-term incentive compensation awards from $1,690,000 to $1,758,000, Mr. Sauer's long-term incentive compensation awards from $1,546,000 to $1,656,000, and Mr. Harlan's long-term incentive compensation awards from $1,546,000 to $1,656,000. Based on its evaluation of his performance during 2007 and after considering similar data from companies in the Benchmarking Groups, the Committee in 2008 also approved, and all of the independent directors of the Board of Directors ratified, an increase in the Intended Value of Mr. Buckley's long-term incentive compensation awards from $8,000,000 to $8,500,000.

        During 2008, the Committee chose to deliver one-half of the Intended Value of the long-term incentive compensation provided to 3M's Named Executive Officers (before adjustment for individual performance) in the form of stock options and the remaining one-half in the form of performance shares awarded under the Performance Unit Plan. This practice balances rewards for stock price appreciation with the rewards for long-term financial performance, and is in line with the practices at 3M's comparator and peer companies.

        The Committee takes into account and recognizes individual performance in determining the size of annual stock option grants under the Long-Term Incentive Plan. Once the Intended Value of the annual grant is determined for each executive, the value is converted into a number of option shares by dividing this amount by the Black-Scholes value described above in the definition of the term "Intended Value." Annual stock option grants occur on the date of the Annual Meeting of Stockholders in May, and the exercise price for these options is set at the fair market value of a share of 3M stock on that date (as required by the provisions of the Long-Term Incentive Plan approved by 3M's stockholders in 2008). Fair market value of a share of 3M stock as defined in the Long-Term Incentive Plan is the closing price at which 3M common stock traded on the New York Stock Exchange. Using the closing price of 3M common stock to establish the exercise price for stock option grants is a best practice among 3M's comparator and peer companies. Annual stock options granted under this Plan expire ten years after the grant date, and become exercisable in equal installments on the first three anniversaries of the grant date.

        As part of their approval of the Performance Unit Plan, 3M's stockholders authorized the Committee to select the performance criteria for each year's awards under the Plan from a set of preapproved measures. The performance criteria selected by the Committee for the performance shares awarded during 2008 were designed to focus management attention on two key factors that create stockholder value: Economic Profit Growth and Sales Growth.

        Economic Profit Growth is the average annual percentage amount by which the Economic Profit of the Company grows over the three-year measurement period (2008 through 2010 for the performance shares awarded during 2008). Sales Growth is the average annual percentage amount by which the Company's worldwide organic sales growth (sales growth adjusted for acquisitions, inflation, and currency effects) exceeds worldwide real sales growth as reflected in the Industrial Production Index, as published by the Federal Reserve, during the three-year measurement period.

        The number of shares of 3M common stock to be delivered for each performance share awarded in 2008 is linked to the performance criteria of Economic Profit Growth and Sales Growth, with approximately 50 percent of this amount determined by Economic Profit Growth and the remaining 50 percent determined by Sales Growth.

        The number of shares of 3M common stock to be delivered may be anywhere from 0% to 200% per performance share, depending on the performance of the Company during the three-year performance period ending on December 31, 2010. Individual performance was not a factor in determining the size of any executive's annual performance share award under the Performance Unit Plan.

        The Committee approved the following formula for determining the number of shares of 3M common stock to be delivered for each performance share, with the total number of shares to be delivered being the sum of the two percentages of the number of each individual's performance shares determined by this formula:

Economic Profit Growth	% of Performance Shares	Sales Growth Exceeding IPI	% of Performance Shares

14% or higher	100%	4.5% or higher	100%

9%	50%	1.5%	50%

4%	10%	0%	10%

Below 4%	0%	Below 0%	0%

        The above formula is not a prediction of how 3M will perform during the years 2008 through 2010. The sole purpose of this formula, which was approved by the Committee in February 2008, is to establish a method for determining the payment of long-term incentive compensation under the Performance Unit Plan. 3M is not providing any guidance, nor updating any prior guidance, of its future performance with the disclosure of this formula, and you are cautioned not to rely on this formula as a prediction of 3M's future performance.

  Long-term incentives — Prior years

        2008 marked the final year of the three-year performance period of the long-term incentive compensation awards made to 3M's executives in 2006 under the Performance Unit Plan. Thus, a portion of the compensation earned during 2008 by 3M's executives, including all of its Named Executive Officers, was attributable to these awards made during 2006 under the Performance Unit Plan. This compensation is reflected in the column "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table of this proxy statement.

        The awards made during 2006 were designed to deliver compensation based on the performance of the Company over the years 2006, 2007, and 2008 as measured by the same two metrics that apply to the performance shares granted during 2008: Economic Profit Growth and Sales Growth. Pursuant to the formula approved by the Committee at the time the awards were made, the Company's performance during this three-year performance period (average annual increase in Economic Profit of 1.4% and average annual increase in organic sales, as compared to the Industrial Production Index, of 0.1%) resulted in a payout of $12 per performance unit (as compared to the original target value of $120 per performance unit). Based on this payout, in March 2009 Mr. Buckley received a cash payment of $200,004, Mr. Campbell received a cash payment of $74,400, Mr. Thulin received a cash payment of $64,800, Mr. Sauer received a cash payment of $52,800, and Mr. Harlan received a cash payment of $52,800.

  Retention

        During 2008, the Committee approved one-time restricted stock unit grants to several of the Company's Named Executive Officers. These grants, which vest four years following the grant date assuming continued employment, were made for the purpose of retaining individuals who have delivered outstanding and consistent performance and who are expected to make important contributions in the future. Each grant was made in the form of restricted stock units corresponding to that number of shares of 3M common stock having a fair market value of $2,000,000 on the grant date. No dividends will be paid on these restricted stock units prior to the vesting date. Except in cases of death or disability, all of the units will be forfeited in the event an individual's employment with the Company ends prior to the vesting date. These grants were made to Inge G. Thulin, Executive Vice President, International Operations; Bradley T. Sauer, Executive Vice President, Health Care Business; and Joe E. Harlan, Executive Vice President, Electro and Communications Business.

2009 Compensation Decisions

        In February 2009, the Committee decided to temporarily revise the elements of the long-term incentive compensation the Company annually provides to its executives. For nearly 30 years, the Company has provided a portion of its executives' long-term incentive compensation in the form of performance shares or performance units whose ultimate value is determined by the financial performance of the Company over a three-year performance period. The Company and the Committee remain committed to the principle of pay for performance. The current economic crisis and volatility of global business conditions have made it impossible to reliably predict business performance or establish meaningful performance targets over such long periods. As a result, the Committee decided to replace the performance shares that would otherwise have been granted to the Company's executives during 2009 with restricted stock units granted under the Long-Term Incentive Plan that vest three years following the grant date assuming continued employment. Dividend equivalents equal to the dividends payable on the same number of shares of 3M common stock will accrue on these restricted stock units during the vesting period and be paid out in cash on the vesting date, although no dividend equivalents will be paid on any of these restricted stock units that are forfeited prior to the vesting date. The Company continues to provide the other portion of its executives' long-term incentive compensation through annual stock option grants, although the timing of these annual grants has changed from the date of the Annual Meeting of Stockholders in May to February in order to provide a stronger and more immediate link between the performance of individuals during the preceding year and the size of their annual stock option grants.

Stock ownership guidelines

        The Company's stock ownership guidelines apply to all Section 16 officers of the Company. They are designed to increase an executive's equity stake in 3M and more closely align his or her interests with those of 3M's stockholders. The guidelines provide that the CEO should attain beneficial ownership of 3M stock equal to five times his or her annual base salary at the time of appointment, Executive and Senior Vice Presidents should attain beneficial ownership of 3M stock equal to three times their annual base salary at the time of appointment, and Vice Presidents should attain beneficial ownership of 3M stock equal to two times their annual base salary at the time of appointment. While the stock ownership guidelines provide that executives should attain this beneficial ownership of 3M stock within five years of their appointment to these positions, all of our Named Executive Officers have already attained or exceeded these ownership levels.

Policy on reimbursement of incentive payments ("Clawback")

        The Company's Board of Directors has adopted a policy requiring the reimbursement of excess payments made to an executive in the event that 3M is required to make a material restatement of its financial statements and that executive's intentional misconduct caused the need for the restatement. This policy applies to the Section 16 officers of the Company.

Limit on tax-deductible compensation

        Section 162(m) of the Internal Revenue Code prohibits 3M from deducting compensation paid in any year to its Chief Executive Officer and each other Named Executive Officer whose compensation is reported in the Summary Compensation Table for such year by reason of being among the three most highly compensated officers for that year, other than the Chief Executive Officer and the Chief Financial Officer, ("Covered Employees") in excess of $1 million, but does not subject performance-based compensation to this limit. Due to his service as the Company's interim Chief Executive Officer for a period of approximately six months in 2005, one of the members of the Committee (Robert S. Morrison) does not participate in the Committee's decisions involving performance-based compensation since he is not considered an "outside director" of the Company for purposes of Section 162(m) and the regulations published thereunder. The Committee continues to emphasize performance-based compensation for executives and thus minimize the effect of Section 162(m). However, the Committee believes that its primary responsibility is to provide a compensation program that attracts, retains, and rewards the executive talent necessary for the Company's success. Consequently, in any year the Committee may authorize nonperformance-based compensation in excess of $1 million. The Committee recognizes that the loss of the tax deduction may be unavoidable under these circumstances.

Severance or change in control arrangements

        With the exception of Mr. Buckley and Mr. Campbell, who have entered into employment agreements with the Company, 3M does not have severance plans or arrangements with any of its

Named Executive Officers. The absence of such arrangements reflects the Company's and the Committee's preference for operating without legally binding severance commitments, and preserves maximum flexibility to deal with individual situations if and when the need arises. Exceptions were made in the cases of Mr. Buckley and Mr. Campbell at the time they were hired by the Company, and were part of the employment terms and conditions offered by the Company to persuade them to leave their previous employers. Nor does 3M have arrangements providing for payments or other compensation in the event of a change in control of the Company, other than the payment, exercise, or delivery of long-term incentive compensation awards issued prior to a change in control (including the one-time grants of restricted stock units described above).

COMPENSATION COMMITTEE REPORT

        In accordance with the SEC's disclosure requirements for executive compensation, the Compensation Committee of the Board of Directors of 3M Company (the "Committee") has reviewed and discussed with 3M Management the Compensation Discussion and Analysis. Based on this review and these discussions with 3M Management, the Committee recommended to the Board of Directors that this Compensation Discussion and Analysis be included in the 2009 proxy statement of 3M Company.

  Submitted by the Compensation Committee
  Vance D. Coffman, Chair
  Robert S. Morrison
  Aulana L. Peters
  Robert J. Ulrich

Summary Compensation Table

        The following table shows the compensation earned or received during 2008, 2007, and 2006 by each of 3M's Named Executive Officers (as determined pursuant to the SEC's disclosure requirements for executive compensation in Item 402 of Regulation S-K).

Summary Compensation Table
Name and Principal Position	Year		Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

George W. Buckley Chairman of the Board, President and Chief Executive Officer	2008 2007 2006		1,720,000 1,670,000 1,600,000	0 0 4,117,500(6)	3,311,682 2,888,867 4,670,100	4,783,287 3,562,122 2,153,646	2,844,074 4,521,495 3,330,740	0 4,306,944 54,869	252,423 409,908 661,026	12,911,466 17,359,336 16,587,881
Patrick D. Campbell Senior Vice President and Chief Financial Officer	2008 2007 2006		757,050 728,900 675,878	0 0 0	98,722 0 0	941,365 2,184,999 1,223,934	551,873 1,075,266 751,406	1,463,053 948,835 492,731	90,138 86,952 94,517	3,902,201 5,024,952 3,238,466
Inge G. Thulin Executive Vice President, International Operations	2008 2007 2006		580,500 522,000 439,750	0 0 0	685,784 136,763 131,292	1,806,340 1,181,364 679,550	439,483 797,623 555,729	1,070,885 422,288 344,462	61,207 62,303 65,961	4,644,199 3,122,341 2,216,744
Bradley T. Sauer Executive Vice President, Health Care Business	2008 2007 2006	(7) (7)	564,300 — —	0 — —	646,252 — —	882,208 — —	458,388 — —	803,447 — —	53,314 — —	3,407,909 — —
Joe E. Harlan Executive Vice President, Electro and Communications Business	2008 2007 2006	(7) (7)	532,950 — —	0 — —	613,843 — —	865,534 — —	351,285 — —	274,991 — —	47,811 — —	2,686,414 — —

FOOTNOTES TO SUMMARY COMPENSATION TABLE

        (1)   The amounts in the Stock Awards column reflect the dollar amounts recognized for financial statement reporting purposes for the 2008, 2007, and 2006 fiscal years, in accordance with SFAS No. 123R, (excluding the impact of estimated forfeitures related to service-based vesting conditions), for restricted stock and restricted stock unit awards pursuant to the Management Stock Ownership Program and the Long-Term Incentive Plan, and for performance share awards pursuant to the Performance Unit Plan. For the restricted stock and restricted stock unit grants and the performance share awards, fair value is calculated using the closing price of 3M common stock on the grant date. Other assumptions made in the calculation of these amounts are included in Note 16 to the Company's audited financial statements for the fiscal year ended December 31, 2008, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 17, 2009.

        (2)   The amounts in the Option Awards column reflect the dollar amounts recognized for financial statement reporting purposes for the 2008, 2007, and 2006 fiscal years, in accordance with SFAS No. 123R, (excluding the impact of estimated forfeitures related to service-based vesting conditions), for stock option awards pursuant to the Management Stock Ownership Program and the Long-Term Incentive Plan. Assumptions made in the calculation of these amounts are included in Note 16 to the Company's audited financial statements for the fiscal year ended December 31, 2008, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 17, 2009.

        (3)   The amounts in the Non-Equity Incentive Plan Compensation column reflect the sum of (i) annual incentive compensation earned during 2008 under the Company's Executive Annual Incentive

Plan, and (ii) the value of awards made under the Performance Unit Plan, which were earned during 2008 upon the completion of the respective performance period (the three-year period ended December 31, 2008). The amounts earned during the 2008 fiscal year under the Company's Executive Annual Incentive Plan were: Mr. Buckley — $2,644,070; Mr. Campbell — $477,473; Mr. Thulin — $374,683; Mr. Sauer — $405,588; and Mr. Harlan — $298,485. The amounts earned during the 2008 fiscal year under the Performance Unit Plan were: Mr. Buckley — $200,004; Mr. Campbell — $74,400; Mr. Thulin — $64,800; Mr. Sauer — $52,800; and Mr. Harlan — $52,800.

        (4)   The amounts in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column reflect the actuarial increase in the present value of each individual's pension benefits under all defined benefit pension plans of the Company determined using the same interest rate and mortality assumptions as those used for financial statement reporting purposes. See Note 11 to the Company's audited financial statements for the fiscal year ended December 31, 2008, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 17, 2009. No amount is included in this column for Mr. Buckley for 2008 since the net change in the present value of his accumulated benefits under all of the Company's defined benefit plans was a negative amount (-$1,770,617) due to changes in the interest rate and mortality assumptions. There were no above-market earnings on deferred compensation under the Company's nonqualified deferred compensation programs.

        (5)   See the All Other Compensation table below for details.

        (6)   The amount in the Bonus column for Mr. Buckley reflects a cash payment made to him during 2006 (pursuant to his employment agreement) to replace the annual bonus and long-term incentive compensation he forfeited as a result of leaving his previous employer.

        (7)   No amounts are reported for Mr. Sauer and Mr. Harlan for the years 2007 and 2006 since they were not Named Executive Officers of the Company for those years.

All Other Compensation Table

2008 All Other Compensation
	401(k) Company Match (1)	VIP Plus Company Match(2)	Executive Life Insurance(3)	Financial Planning	Personal Aircraft Use(4)	Security Systems/ Services(5)	Relocation	Personal Auto Use(6)	Tax Gross Ups(7)	Total
George W. Buckley	$6,900	$36,609	$0	$13,972	$115,511	$25,039	$425	$52,661	$1,306	$252,423
Patrick D. Campbell	7,046	0	63,152	14,312	0	0	0	0	5,628	90,138
Inge G. Thulin	4,830	0	41,312	13,230	0	0	0	0	1,835	61,207
Bradley T. Sauer	4,830	0	34,973	13,230	0	0	0	0	281	53,314
Joe E. Harlan	7,786	0	39,107	0	0	0	0	0	918	47,811

FOOTNOTES TO ALL OTHER COMPENSATION TABLE

        (1)   The amounts shown reflect 3M matching contributions under the tax-qualified 3M Voluntary Investment Plan and Employee Stock Ownership Plan. All eligible employees under this Plan may receive 3M matching contributions on their pre-tax contributions to the Plan on up to six percent of their eligible pay.

        (2)   The amount shown reflects 3M matching contributions under the non-qualified defined contribution plan known as the VIP Plus Plan. Eligibility for this plan and its matching contributions is limited to employees whose compensation exceeds a limit established by Federal income tax law for qualified defined contribution plans, and who participate in the Company's Portfolio II pension plan.

        (3)   The amounts shown reflect the amount of premiums paid by the Company on behalf of each individual with respect to their respective whole life or universal life insurance policies obtained for them under the Executive Life Insurance Plan.

        (4)   This amount reflects the aggregate incremental cost to the Company for Mr. Buckley's personal use of corporate aircraft during 2008. This aggregate incremental cost was calculated by combining the variable operating costs of such travel, including the cost of fuel, landing fees, on-board catering, and crew travel expenses.

        (5)   This amount reflects the expenses paid by 3M during 2008 for monitoring service fees and for services and materials needed to complete several projects improving the personal security of Mr. Buckley and his family at their residences.

        (6)   This amount reflects the aggregate incremental cost to the Company for Mr. Buckley's personal use of Company-provided automobiles and local ground transportation. These costs include lease payments for the vehicles, fuel, insurance premiums, and maintenance.

        (7)   These amounts reflect additional compensation paid by the Company for the purpose of reimbursing each individual for the income taxes payable upon the receipt of certain items of compensation. All individuals received gross-up payments with respect to the personal use of corporate aircraft by their family members who accompanied the named individuals on 3M business trips. In addition, Mr. Buckley received a gross-up payment with respect to a relocation expense.

2008 Grants of Plan-Based Awards Table

								All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Obligations (#)(3)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)						Exercise or Base Price of Option Awards ($/sh)(4)	Closing Market Price on Date of Grant ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
George W. Buckley	n/a	117,390	2,795,000	9,135,000
	02/10/08				10,842	54,210	108,420						3,939,441
	03/12/08							200	(6)				15,652
	05/13/08									220,268	77.18	77.18	3,363,492
	06/12/08							208	(6)				15,712
	09/12/08							225	(6)				15,774
	12/12/08							283	(6)				15,842
Patrick D. Campbell	n/a	21,199	504,728	9,135,000
	02/10/08				2,717	13,585	27,170						987,222
	05/13/08									51,468	77.18	77.18	785,916
Inge G. Thulin	n/a	16,257	387,069	9,135,000
	02/10/08				1,985	9,924	19,848						721,177
	03/03/08							25,481	(7)				2,000,004
	03/13/08									2,321	79.08	79.08	27,922
	05/13/08									50,792	77.18	77.18	775,594
Bradley T. Sauer	n/a	15,802	376,241	9,135,000
	02/10/08				1,985	9,924	19,848						721,177
	03/03/08							25,481	(7)				2,000,004
	05/13/08									45,508	77.18	77.18	694,907
Joe E. Harlan	n/a	14,924	355,339	9,135,000
	02/10/08				1,985	9,924	19,848						721,177
	03/03/08							25,481	(7)				2,000,004
	05/13/08									45,508	77.18	77.18	694,907

FOOTNOTES TO GRANTS OF PLAN-BASED AWARDS TABLE

        (1)   The amounts shown as the Estimated Future Payouts Under Non-Equity Incentive Plan Awards reflect the threshold, target, and maximum amounts that may be earned by each individual during 2008 under the Executive Annual Incentive Plan. This Plan establishes a maximum amount of annual incentive compensation that may be earned by each covered executive during a plan year, which for each of the Named Executive Officers was one-quarter of one percent of the Company's adjusted net income for

2008, and then provides the Compensation Committee with the discretion to pay each covered executive less than this maximum amount based on such factors as it deems relevant. These factors include, but are not limited to, individual performance, each individual's target annual incentive, and the performance of the Company and its business units as measured by the three metrics used to determine payouts under the Company's broad-based annual incentive plan (see "Elements of the compensation program — Short-term incentive" in the Compensation Discussion and Analysis of this proxy statement). While the Committee considers and is guided by the amounts that would be payable under the annual incentive plan (based on the performance of 3M and its business units) if the Named Executive Officers were covered by such plan, it is not bound by these results and may exercise its discretion to pay different amounts.

        (2)   The amounts shown as the Estimated Future Payouts Under Equity Incentive Plan Awards reflect the threshold, target, and maximum number of shares of 3M common stock that may be earned by each individual as a result of the performance shares granted to each individual during 2008 under the Performance Unit Plan. The actual number of shares of 3M common stock to be delivered as a result of these performance shares will be determined by the performance of the Company during the three-year performance period of 2008, 2009, and 2010, as measured against two performance criteria selected by the Compensation Committee. The first of these criteria, Economic Profit Growth, requires that the average annual increase in the Company's Economic Profit (after-tax operating income, excluding any special items, minus a charge for the cost of capital) over the three-year performance period be at least four percent in order for participants to receive any payout under this portion of the payout formula. The second of these criteria, Sales Growth, requires that the average annual increase in the Company's organic sales (total sales adjusted for acquisitions, inflation, and currency effects) over the three-year performance period at least equal the rate of worldwide real sales growth as reflected in the Industrial Production Index published by the Federal Reserve in order for participants to receive any payout under this portion of the payout formula. For more information on the payout formula for these performance shares and on the provisions of the Performance Unit Plan in general, refer to the Compensation Discussion and Analysis.

        (3)   The amounts shown as the All Other Option Awards reflect the numbers of nonqualified stock options granted to each individual during 2008 under the 2005 Management Stock Ownership Program or the 2008 Long-Term Incentive Plan. The options granted on May 13, 2008, were part of the Company's annual grant of stock options to the approximately 5,000 employees participating in the Plan, while the option granted to Mr. Thulin on March 13, 2008, reflects a progressive stock option (commonly referred to as a reload) issued upon his exercise of options granted under pre-2005 versions of the Management Stock Ownership Program which provided for the receipt of such reloads when the optionee makes payment of the exercise price in shares of the Company's common stock.

        (4)   The exercise price for all stock options granted under the Company's equity plans is set at the fair market value of a share of 3M common stock on the option grant date (as required by the provisions of the 2005 Management Stock Ownership Program and the 2008 Long-Term Incentive Plan). As provided in the plan documents for these plans, the fair market value of a share of 3M common stock is computed as the closing price at which 3M common stock traded on the New York Stock Exchange on the applicable date.

        (5)   The amounts in the Grant Date Fair Value of Stock and Option Awards column were determined in accordance with SFAS No. 123R. Assumptions made in the calculation of these amounts are included in Note 16 to the Company's audited financial statements for the fiscal year ended December 31, 2008, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 17, 2009.

        (6)   These amounts reflect additional grants of restricted stock units to Mr. Buckley in lieu of dividend payments on a portion of his outstanding restricted stock units, as required by his employment agreement.

        (7)   These one-time grants of restricted stock units vest on March 3, 2012 assuming continued employment. Except in cases of death or disability, all of the units will be forfeited in the event an individual's employment with the Company ends prior to the vesting date. No dividends will be paid on these restricted stock units prior to the vesting date.

ADDITIONAL INFORMATION REGARDING THE EMPLOYMENT
AGREEMENTS OF THE NAMED EXECUTIVE OFFICERS

        Some of the grants and compensation reflected in the above tables are a direct result of the employment agreements that the Company has entered into with two of the Named Executive Officers. The following summary identifies the material terms of these agreements that impacted the compensation or grants of these individuals during 2008.

George W. Buckley

        3M has entered into an employment agreement with George W. Buckley providing for his employment as President and Chief Executive Officer of the Company and for his election as Chairman of the Board of Directors of 3M. The agreement became effective December 6, 2005, and has an initial term of three years. Beginning on December 6, 2006, the agreement automatically extends itself so that the remaining term of the agreement is always two years. However, the term will end on Mr. Buckley's 65th birthday (February 23, 2012) unless the parties otherwise agree. The Company and Mr. Buckley have amended the agreement on several occasions, and this summary reflects the agreement as amended.

        The agreement requires that Mr. Buckley receive an annual base salary of $1,600,000. This base salary will be reviewed at least annually and may be increased by the Compensation Committee of the Board, but may not be decreased without Mr. Buckley's consent. The agreement also requires that Mr. Buckley be eligible to participate in the Company's Executive Profit Sharing Plan, with a target annual bonus which is the greater of $2,600,000 and 150 percent of his annual base salary. For 2006 only, the agreement provided that the amount of Mr. Buckley's profit sharing compensation could not be less than $2,600,000.

        Pursuant to the agreement, the Company granted to Mr. Buckley nonqualified options to purchase 250,000 shares of 3M common stock at the fair market value of a share of 3M common stock on the effective date of such agreement ($78.15). These options have a ten-year term, and become exercisable in increments of 20 percent on each of the first five anniversaries of the grant date assuming continued employment with the Company. These options become vested and exercisable in full upon Mr. Buckley's death or termination due to disability, upon a termination of his employment by the Company without Cause, upon a termination of his employment by Mr. Buckley for Good Reason, or upon a change of control of the Company.

        Pursuant to the agreement, Mr. Buckley was also granted as of the agreement's effective date 50,000 restricted stock units with respect to shares of 3M common stock. These restricted stock units will vest in increments of 20 percent on each of the first five anniversaries of the grant date assuming continued employment with the Company. Dividend equivalents in the form of additional restricted stock units will be provided during the vesting period. These restricted stock units become vested in full upon Mr. Buckley's death or termination due to disability, upon a termination of his employment by the Company without Cause, upon a termination of his employment by Mr. Buckley for Good Reason, or upon a change of control of the Company. Mr. Buckley may not sell or otherwise dispose of the shares of 3M common stock received upon the vesting of these restricted stock units (except as required to pay withholding taxes) prior to the termination of his employment without the consent of the Compensation Committee of the Board.

        The agreement required that Mr. Buckley receive a 2006 grant of nonqualified stock options having a Black-Scholes value of $6,000,000.

        Pursuant to the agreement, the Company granted to Mr. Buckley as of the agreement's effective date 16,667 performance units under 3M's Performance Unit Plan with respect to each of the performance periods beginning in 2004 and 2005. Upon the completion of the performance period for the 2004 units (at the end of 2006), Mr. Buckley became entitled to receive payment for one-third of the value of such units. Upon completion of the performance period for the 2005 units (at the end of 2007), Mr. Buckley became entitled to receive payment for two-thirds of the value of the 2005 units.

        The agreement required that Mr. Buckley receive a grant of 16,667 performance units under the Performance Unit Plan with respect to the three-year performance period beginning in 2006.

        In order to replace the unvested restricted stock units that he forfeited as a result of leaving his previous employer, the agreement required the Company to grant Mr. Buckley (on the effective date of the agreement) 157,808 restricted stock units with respect to shares of 3M common stock. Twenty-five thousand of these restricted stock units vested on December 31, 2006, and the remaining 132,808 restricted stock units will vest on December 6, 2010, assuming continued employment with the Company. Dividend equivalents in the form of cash will be paid to Mr. Buckley during the vesting period. These restricted stock units become vested in full upon Mr. Buckley's death or termination due to disability, upon a termination of his employment by the Company without Cause, upon a termination of his employment by Mr. Buckley for Good Reason, or upon a change of control of the Company. Mr. Buckley may not sell or otherwise dispose of the shares of 3M common stock received upon the vesting of these restricted stock units (except as required to pay withholding taxes) prior to the termination of his employment without the consent of the Compensation Committee of the Board.

        In order to replace the annual bonus and long-term incentive compensation that he forfeited as a result of leaving his previous employer, the agreement required the Company to pay Mr. Buckley a cash bonus of $4,117,500 on or before March 15, 2006.

        As amended, the agreement requires the Company to pay Mr. Buckley's reasonable expenses of relocating his primary residence to the Minneapolis-St. Paul area, consistent with the Company's relocation policies applicable to other senior executives (including the expenses of periodic travel between his residence in Illinois and Minneapolis-St. Paul through June 30, 2007). If payment of these relocation expenses results in taxable income to Mr. Buckley, the agreement requires the Company to make additional payments to Mr. Buckley (tax gross-ups) with which he may pay the taxes on such income. While he remains employed by the Company, the agreement gives Mr. Buckley the right to have the Company purchase one of his residences in Illinois or Minnesota at its then prevailing value (to be determined by an appraiser mutually agreeable to both parties) if he is unable to complete the sale of such residence within 120 days after electing to exercise this right.

        The agreement provides that Mr. Buckley will be eligible for the same perquisites that the Company makes available to its other senior executives. Mr. Buckley, along with members of his family and invited guests, is allowed to use the aircraft owned by the Company for personal travel. The Company will provide Mr. Buckley with an automobile and driver for travel in the Minneapolis-St. Paul area, and with an additional luxury automobile for which the Company will pay all insurance, maintenance, gasoline, and other operating expenses. The Company will provide appropriate security at Mr. Buckley's personal residences.

        The agreement provides that Mr. Buckley will earn a supplemental retirement benefit payable in the form of an annuity over his lifetime (or, if he so chooses, in the form of an annuity payable over his lifetime and the lifetime of a joint annuitant) beginning following his termination of employment. The amount of this benefit will be the amount by which (a) a single life annuity payable for Mr. Buckley's lifetime commencing at age 60 (or, if later, on the date of his termination of employment) equal to 40 percent of his highest average annual cash compensation (base salary plus bonus) during any three consecutive years during his final ten years of employment, exceeds (b) the sum of his actual pension benefits payable at age 60 (or, if later, on the date of his termination of employment) under the plans of the Company and his previous employers. The benefit formula for this supplemental retirement benefit increases by 2 percent (from 40 percent) for each full year following Mr. Buckley's 60th birthday that he remains employed by the Company, up to a maximum of 50 percent. This supplemental retirement benefit vests in full on December 6, 2010, upon Mr. Buckley's death or termination due to disability, upon a termination of his employment by the Company without Cause, or upon a termination of his employment by Mr. Buckley for Good Reason. In the event that the payments of this supplemental retirement benefit received by Mr. Buckley prior to his death (or by Mr. Buckley and his joint annuitant prior to their deaths) are less than the actuarially equivalent lump-sum value of such annuity payments determined at the time the payments commence, the Company will pay in a lump sum to his beneficiary (or to Mr. Buckley's estate, if the beneficiary is deceased) the amount by which such actuarially equivalent lump-sum value exceeds the amount of payments received prior to his death (or prior to the deaths of Mr. Buckley and his joint annuitant).

        The agreement required the Company to pay Mr. Buckley's reasonable legal and other professional fees incurred in connection with the completion of his employment agreement, up to a maximum of $125,000, and pay him a tax gross-up payment with respect to its payments of such fees.

Patrick D. Campbell

        3M entered into an employment agreement with Patrick D. Campbell at the time he was hired to serve as the Senior Vice President and Chief Financial Officer of the Company. While most of this agreement's terms expired on the third anniversary of his employment commencement date (February 1, 2005), several of its provisions survived and remain in effect today. The Company and Mr. Campbell amended the agreement during 2008, and this summary reflects the agreement as amended.

        The agreement requires the Company to provide Mr. Campbell supplemental retirement benefits payable in the form of a lump sum following the termination of his employment. If he remains employed by 3M for at least ten years, the amount of this lump sum will be the actuarially equivalent present value of an annuity payable for his lifetime commencing at age 60 and based on 45 percent of his highest average annual compensation (base salary plus profit sharing or annual incentive) over a four-year period. If Mr. Campbell is employed by 3M for less than ten years, the amount of the lump sum and the lifetime annuity upon which the lump sum is based will be prorated accordingly. The amount of such benefits will be reduced by the amount of his benefits under 3M's other pension plans and the pension plans of his prior employer. Since Mr. Campbell has completed more than five years of employment with the Company, these supplemental retirement benefits are fully vested.

        2008 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

George W. Buckley							10,842(10)	623,849
	150,000	100,000(1)	78.150	12/06/2015
	189,292	97,515(2)	87.350	05/09/2016
	62,278	126,446(3)	84.780	05/08/2017
		220,268(4)	77.180	05/13/2018
					132,808(5)	7,641,772
					21,236(6)	1,221,898
Patrick D. Campbell							2,717(10)	156,336
	9,395		55.975	02/01/2012
	40,000		64.500	05/14/2012
	44,000		61.850	05/13/2013
	64,873		84.400	05/09/2014
	7,289		80.950	05/06/2011
	71,185		76.800	05/08/2015
	48,180	24,820(2)	87.350	05/09/2016
	14,979	30,414(3)	84.780	05/08/2017
	19,671		89.650	05/06/2011
		51,468(4)	77.180	05/13/2018
Inge G. Thulin							1,985(10)	114,217
	2,306		43.350	05/07/2010
	8,254		43.350	05/07/2010
	1,704		58.625	05/06/2011
	14,096		58.625	05/06/2011
	36,000		64.500	05/14/2012
	34,000		61.850	05/13/2013
	56,114		84.400	05/09/2014
	67,975		76.800	05/08/2015
	34,320	17,680(2)	87.350	05/09/2016
	15,100	30,658(3)	84.780	05/08/2017
	2,321		79.080	05/11/2009
		50,792(4)	77.180	05/13/2018
					4,925(7)	283,385
					25,481(8)	1,466,177
Bradley T. Sauer							1,985(10)	114,217
	20,600		64.500	05/14/2012
	42,119		61.850	05/13/2013
	40,000		84.400	05/09/2014
	1,228		77.200	05/07/2010
	63,122		76.800	05/08/2015
	2,388		75.200	05/11/2009
	879		75.200	05/07/2010
	470		75.200	05/06/2011
	34,320	17,680(2)	87.350	05/09/2016
	4,892		87.500	05/06/2011
	12,863	26,116(3)	84.780	05/08/2017
	1,497		88.650	05/13/2013
	5,599		88.650	05/06/2011
		45,508(4)	77.180	05/13/2018
					3,987(9)	229,412
					25,481(8)	1,466,177
Joe E. Harlan							1,985(10)	114,217
	17,380		64.500	05/14/2012
	17,380		61.850	05/13/2013
	18,762		84.400	05/09/2014
	39,037		76.800	05/08/2015
	39,600	20,400(2)	87.350	05/09/2016
	12,863	26,116(3)	84.780	05/08/2017
		45,508(4)	77.180	05/13/2018
					3,166(9)	182,172
					25,481(8)	1,466,177

FOOTNOTES TO OUTSTANDING EQUITY AWARDS
AT FISCAL YEAR-END TABLE

        (1)   These stock options vest in increments of one-half on each of December 6, 2009, and December 6, 2010. These options become vested and exercisable in full upon Mr. Buckley's death or termination due to disability, upon a termination of his employment by the Company without Cause, upon a termination of his employment by Mr. Buckley for Good Reason, or upon a change of control of the Company.

        (2)   These stock options vest in full on May 11, 2009.

        (3)   These stock options vest in installments of one-half on May 8, 2009 and May 8, 2010.

        (4)   These stock options vest in installments of one-third on each of May 13, 2009, May 13, 2010, and May 13, 2011.

        (5)   These restricted stock units vest in full on December 6, 2010. These restricted stock units become vested in full upon Mr. Buckley's death or termination due to disability, upon a termination of his employment by the Company without Cause, upon a termination of his employment by Mr. Buckley for Good Reason, or upon a change of control of the Company.

        (6)   These restricted stock units vest in installments of one-half on each of December 6, 2009, and December 6, 2010. These restricted stock units become vested in full upon Mr. Buckley's death or termination due to disability, upon a termination of his employment by the Company without Cause, upon a termination of his employment by Mr. Buckley for Good Reason, or upon a change of control of the Company.

        (7)   These shares of restricted stock vest in full on December 1, 2009.

        (8)   These restricted stock units vest in full on March 3, 2012.

        (9)   These shares of restricted stock vest in full on March 1, 2009.

        (10) The shares of 3M common stock to be delivered as a result of the performance of these performance shares granted under the Performance Unit Plan will not vest until the shares are actually delivered to each individual following the completion of the three-year performance period of 2008, 2009, and 2010, which will occur no later than March 15, 2011.

        2008 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
George W. Buckley	0	0	10,984	660,453
Patrick D. Campbell	0	0	0	0
Inge G. Thulin	5,280	166,742	0	0
Bradley T. Sauer	0	0	0	0
Joe E. Harlan	0	0	0	0

        PENSION BENEFITS

        The following table shows the present value of the accumulated benefits payable to each of the Named Executive Officers, as well as the number of years of service credited to each individual, under each of the Company's defined benefit pension plans (including any supplemental arrangements pursuant to their employment agreements) determined using the same interest rate and mortality assumptions as those used for financial statement reporting purposes. See Note 11 to the Company's audited financial statements for the fiscal year ended December 31, 2008, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 17, 2009.

	2008 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
George W. Buckley	Employee Retirement Income Plan	3	106,221	0
	Nonqualified Pension Plan	3	2,127,700	0
	Supplemental Retirement Plan	3	9,585,131	0
Patrick D. Campbell	Employee Retirement Income Plan	6	178,379	0
	Nonqualified Pension Plan	6	1,158,248	0
	Supplemental Retirement Plan	6	2,317,980	0
Inge G. Thulin	Employee Retirement Income Plan	29	720,412	0
	Nonqualified Pension Plan	29	2,663,883	0
Bradley T. Sauer	Employee Retirement Income Plan	26	459,850	0
	Nonqualified Pension Plan	26	1,879,328	0
Joe E. Harlan	Employee Retirement Income Plan	7	114,907	0
	Nonqualified Pension Plan	7	478,738	0

        The Employee Retirement Income Plan ("ERIP") is a tax-qualified defined benefit pension plan maintained by 3M for its eligible employees in the United States. Effective January 1, 2001, the Company amended the ERIP to include a pension equity formula for (1) employees hired or rehired on or after January 1, 2001, and (2) employees who voluntarily elected the pension equity formula during the one-time choice election period in 2001. Of the Named Executive Officers, Mr. Thulin and Mr. Sauer participate under the non-pension equity formula of the ERIP (the Portfolio I Plan), while Mr. Buckley, Mr. Campbell, and Mr. Harlan participate under the pension equity formula of the ERIP (the Portfolio II Plan). Retirement benefits under the ERIP are based on an employee's years of service and average annual earnings during the employee's four highest-paid consecutive years of service. As applied to the Named Executive Officers, earnings for purposes of the ERIP include base salary, profit sharing, and annual incentive compensation.

        Under the Portfolio I Plan, employees earn annual benefits payable at retirement generally equal to 1.15 percent of their high-four average annual earnings multiplied by their years of service plus 0.35 percent of their high-four average annual earnings in excess of a Social Security breakpoint multiplied by their years of service (up to a maximum of 35 years). The Social Security breakpoint is an average of the Social Security taxable wage bases for each of the 35 years ending with the year each employee qualifies for receiving unreduced Social Security retirement benefits. Under the Portfolio I Plan, an employee may retire with an unreduced pension at age 60 (61 or 62 for employees born after 1942) and if the employee's age and service at the time of retirement total at least 90 (91 or 92 for employees born after 1942) the employee would receive a Social Security bridge payment until age 62.

Mr. Thulin is eligible to retire with reduced early retirement benefits under the Portfolio I Plan, with the reduction being equal to 5 percent of the pension otherwise payable for each year that he retires prior to age 61.

        As a tax-qualified plan, the ERIP is subject to a variety of limits that apply to both the amount of any employee's earnings that may be considered when determining the benefits earned under the plan as well as the maximum amount of benefits that any employee may earn. The Nonqualified Pension Plan is designed to provide additional benefits to employees, including the Named Executive Officers, affected by these limits. The amount of benefits earned under this Nonqualified Pension Plan generally equal the amount of benefits an employee was not able to earn under the ERIP as a result of the limits imposed by federal tax laws. The benefits earned under this Nonqualified Pension Plan are generally paid in the form of a single lump-sum cash payment following the termination of their employment (subject to any applicable delay under Federal tax laws). Current employees were given a one-time opportunity during 2008 to elect to receive their benefits earned under this Nonqualified Pension Plan in the form of a life annuity following their retirement, and Mr. Buckley did make this election to receive his benefits in the form of a life annuity.

        Mr. Buckley and Mr. Campbell also earn supplemental retirement benefits pursuant to their employment agreements with the Company. These supplemental benefits, which were negotiated at the time they agreed to leave their previous employers and join 3M, are designed to replace the pension benefits they failed to earn under the plans of their previous employers because their accrued benefits under those plans do not grow with future increases in compensation. These supplemental benefits are described in detail in the section titled "Additional Information Regarding the Employment Agreements of the Named Executive Officers" following the Grants of Plan-Based Awards Table.

        NONQUALIFIED DEFERRED COMPENSATION

        The following table reflects the participation during 2008 by the Named Executive Officers in two nonqualified deferred compensation plans offered by the Company. The Deferred Compensation Plan allows eligible employees to defer for a number of years or until retirement from the Company the receipt of base salary, profit sharing, annual incentive compensation, and Performance Unit Plan award payouts. The VIP Plus Plan allows eligible employees to defer until retirement from the Company the receipt of base salary, profit sharing, and annual incentive compensation. Earnings are credited to the amounts deferred under both plans based on the returns paid on the investment funds available to participants in 3M's qualified 401(k) plan or a fixed rate of return based on corporate bond yields (as selected by each participant).

2008 Nonqualified Deferred Compensation Table
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
George W. Buckley	2,626,292	36,609	(1,398,395)	0	2,547,858
Patrick D. Campbell	0	0	(148,288)	0	483,774
Inge G. Thulin	0	0	0	0	0
Bradley T. Sauer	0	0	417	0	9,728
Joe E. Harlan	0	0	46,138	0	897,467

FOOTNOTES TO NONQUALIFIED DEFERRED COMPENSATION TABLE

        (1)   The amount contributed by Mr. Buckley is included in the Summary Compensation Table as Salary or Non-Equity Incentive Plan Compensation earned in 2008.

        (2)   The amount contributed by the Company on behalf of Mr. Buckley is included in the "All Other Compensation" column of the Summary Compensation Table.

        (3)   None of these amounts are included in the Summary Compensation Table as compensation earned in 2008.

        (4)   Of the amounts reported in this column, $1,194,677 of Mr. Buckley's balance at the end of 2008 and $112,088 of Mr. Campbell's balance at the end of 2008 were reported previously as compensation in the Company's Summary Compensation Tables for prior years.

        POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The Company has entered into employment agreements with two of the Named Executive Officers that will require it to make payments to these individuals in the event of the termination of their employment or change in control of the Company. In addition, many of the Company's executive compensation, benefit, and deferred compensation plans provide the Named Executive Officers with certain rights or the right to receive payments in the event of the termination of their employment or upon a change in control of the Company. The amounts payable to each of the Named Executive Officers in each situation is reflected in the following table, assuming that each individual's employment had terminated or a change in control of the Company had occurred on December 31, 2008. As of December 31, 2008, Mr. Campbell and Mr. Thulin were eligible to retire under the Company's pension plans.

2008 Potential Payments upon Termination or Change in Control Table
Name	Triggering Event	Cash Severance ($)(1)		Outstanding PUP Awards ($)(2)	Vested Restricted Stock/RSUs ($)(3)	Vested Options ($)(4)	Supplemental Pension ($)(5)
George W. Buckley	Resignation without Good Reason/ Termination for Cause	0		200,004	0	0	2,126,270
	Resignation for Good Reason/Non-Cause Termination	9,030,000	(6)	200,004	8,863,670	0	11,711,401	(8)
	Change in Control	0		2,812,593	8,863,670	0	2,127,700
	Death	0		7,319,247	8,863,670	0	11,711,401
	Disability	0		511,928	8,863,670	0	11,711,401	(8)
Patrick D. Campbell	Resignation without Good Reason/Termination for Cause	0		152,568	0	0	3,611,371
	Resignation for Good Reason/Non-Cause Termination	1,271,000	(7)	152,568	0	0	3,611,371
	Change in Control	0		734,787	0	0	1,158,248
	Death	0		1,870,581	0	0	3,615,663
	Disability	0		152,568	0	0	3,611,371
Inge G. Thulin	Resignation without Good Reason/Termination for Cause	0		121,903	0	0	2,786,773
	Resignation for Good Reason/Non-Cause Termination	0		121,903	0	0	2,786,773
	Change in Control	0		537,327	1,749,562	0	2,663,883
	Death	0		1,355,827	1,749,562	0	1,393,387
	Disability	0		121,903	1,749,562	0	2,786,773
Bradley T. Sauer	Resignation without Good Reason/Termination for Cause	0		52,800	0	0	1,414,696
	Resignation for Good Reason/Non-Cause Termination	0		52,800	0	0	1,414,696
	Change in Control	0		525,327	1,695,589	0	1,879,328
	Death	0		1,343,827	1,695,589	0	663,220
	Disability	0		109,903	1,695,589	0	1,414,696
Joe E. Harlan	Resignation without Good Reason/Termination for Cause	0		52,800	0	0	478,764
	Resignation for Good Reason/Non-Cause Termination	0		52,800	0	0	478,764
	Change in Control	0		525,327	1,648,349	0	478,738
	Death	0		1,343,827	1,648,349	0	448,896
	Disability	0		109,903	1,648,349	0	478,764

FOOTNOTES TO POTENTIAL PAYMENTS UPON
TERMINATION OR CHANGE IN CONTROL TABLE

        (1)   The amounts in this column reflect the amount of cash severance the Company would be obligated to pay these individuals pursuant to their employment agreements, as described below.

        (2)   The amounts in this column reflect the value of awards under the Performance Unit Plan for which the three-year performance period has not been completed and/or have not been paid out, but which would be paid upon the occurrence of the respective triggering events in accordance with the provisions of the Plan or the individual's employment agreement.

        (3)   The amounts in this column reflect the value of unvested 3M restricted stock or restricted stock units that would vest upon the occurrence of the respective triggering events in accordance with the provisions of the Management Stock Ownership Program or the individual's employment agreement. Share values are based on the closing market price of 3M common stock on December 31, 2008 ($57.54).

        (4)   The amounts in this column reflect the spread value on December 31, 2008, of unvested, in-the-money 3M stock options that will vest upon the occurrence of the respective triggering events in accordance with the provisions of the Management Stock Ownership Program, the Long-Term Incentive Plan, or the individual's employment agreement. Spread values are based on the closing market price of 3M common stock on December 31, 2008 ($57.54).

        (5)   The amounts in this column reflect the present value of accumulated benefits under 3M's Nonqualified Pension Plan or the individual's supplemental retirement arrangement based on such individual's employment agreement that would be paid to, or on behalf of, each individual upon the occurrence of the respective triggering events. For additional information regarding the terms of the Nonqualified Pension Plan or those individual supplemental retirement arrangements, see the explanation following the Pension Benefits Table and the summaries of these employment agreements in the section entitled "Additional Information Regarding the Employment Agreements of the Named Executive Officers", following the Grants of Plan-Based Awards Table. Except as noted, all of these amounts would be paid in the form of a single lump-sum cash payment.

        (6)   This amount would be paid in the form of 24 equal monthly installments of $376,250 each.

        (7)   This amount would be paid in the form of a single lump-sum cash payment.

        (8)   This amount would be paid in the form of monthly annuity payments over the lifetime of Mr. Buckley (or over the lifetimes of Mr. Buckley and his designated beneficiary).

Generally Available Compensation and Benefit Plans

        Each of 3M's Named Executive Officers is eligible to participate in and receive compensation or benefits under several plans of the Company that provide for certain payments or rights in the event of the death of the individual or a change in control of the Company. Both of the Company's deferred compensation programs, the Deferred Compensation Plan and the VIP Plus Plan, provide that the plans will terminate and pay out the account balances of all participants immediately following a change in control of the Company. The Performance Unit Plan provides that the plan will terminate and the Company will immediately pay out the pro rata value of all outstanding performance units immediately following a change in control of the Company (based on the higher of the value of the units for the most recently completed performance period or the value of the outstanding units as if the performance of the Company during the remainder of each respective performance period equaled its performance to the date of the change in control). The Nonqualified Pension Plan provides that, in the event of a change in control of the Company, the Plan will terminate and pay out the remaining accrued benefits of all participants in either an immediate lump-sum cash payment or through the purchase of annuity contracts designed to pay the pension benefits that would otherwise have been paid following the retirement of each participant. The Management Stock Ownership Program and the Long-Term Incentive Plan provide that all outstanding stock options, restricted stock, and restricted stock units will immediately vest in full upon a change in control of the Company. All of these plans define a change in control of the Company as an event that satisfies the requirements of the applicable regulations under Section 409A of the Internal Revenue Code.

        The amounts shown above for each of the Named Executive Officers do not include payments and benefits generally provided on a non-discriminatory basis to all similarly situated salaried employees of the Company upon the termination of their employment with the Company, including: (a) accrued salary; annual incentive, and unused vacation benefits; (b) accrued pension benefits under the Employee Retirement Income Plan; (c) retiree welfare benefits provided to substantially all of the Company's U.S. employees, including retiree medical and dental benefits; (d) distributions of account balances under the Company's qualified 401(k) plan; and (e) distribution of account balances in 3M's nonqualified deferred compensation plans, as described in the 2008 Nonqualified Deferred Compensation Table.

George W. Buckley

        Mr. Buckley's employment agreement with the Company provides that in the event the Company terminates his employment without Cause or if he terminates his employment with Good Reason, he would receive: (a) cash severance equal to two times the sum of his annual base salary and target annual bonus payable in the form of 24 equal monthly installments (or in the form of an immediate lump-sum, subject to a six-month delay if required under Section 409A of the Internal Revenue Code, if the termination occurs within two years following a Change of Control of the Company); (b) a pro rata portion of the annual bonus that he would otherwise have earned for the year in which his employment so terminates; (c) if a Change of Control of the Company causes any payment upon his termination of employment to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, a tax gross-up payment with which to pay such tax and the additional taxes payable as a result of such payment; and (d) immediate vesting of the stock options, restricted stock units, performance units, and supplemental retirement benefits provided under the agreement, and continued welfare benefits for the period that cash severance benefits are payable. No severance benefits (other than accrued salary, bonus, and benefits) are payable in the event of the termination of Mr. Buckley's employment by the Company for Cause or by Mr. Buckley without Good Reason. In the event of the termination of Mr. Buckley's employment due to his death or disability, no severance benefits are payable (other than accrued salary, bonus, and benefits, including the supplemental retirement benefits provided under the agreement) other than a pro rata portion of the annual bonus he would otherwise have earned for the year in which his employment so terminates. If any payment or other benefit provided to Mr. Buckley pursuant to his employment agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Buckley would be entitled to receive a tax gross-up payment with which to pay such tax and the additional taxes payable as a result of such payment. As a condition to receiving any cash severance, pro rata annual bonus, or supplemental retirement benefits, Mr. Buckley will sign and deliver to the Company a standard release of claims. In his employment agreement with the Company and as confirmed in the release of claims, Mr. Buckley agrees that for a period of two years following the termination of his employment he will: (1) neither employ nor seek to employ any employee of the Company or encourage them to leave the Company, and (2) neither acquire an ownership interest in or perform certain services for a competitor of the Company.

        For purposes of Mr. Buckley's employment agreement, Cause means any of the following: (i) his commission of a felony or misdemeanor involving fraud, dishonesty, or moral turpitude; (ii) his material breach of such employment agreement; (iii) willful or intentional material misconduct by Mr. Buckley in the performance of his duties; (iv) willful and intentional failure by Mr. Buckley to materially comply with a specific, written direction of the Board of Directors that is consistent with normal business practice and not inconsistent with his responsibilities under such employment agreement; (v) a material violation of the Company's conflict of interest policy; (vi) a material violation of any Company policy that would be grounds for the immediate dismissal of any senior executive of the Company; or (vii) an order or determination of any court, administrative agency, or other entity that has the effect of prohibiting Mr. Buckley from performing his responsibilities under such employment agreement. For purposes of Mr. Buckley's employment agreement, Good Reason means any of the following (unless he agrees in writing that a specific event shall not be Good Reason): (i) the Company's material breach of his employment agreement; (ii) the Company's failure to assign his employment agreement to a successor of the Company or such successor's failure to explicitly assume and agree to be bound by such agreement; (iii) a requirement that Mr. Buckley be principally based at any office or location more than 30 miles from the Company's current headquarters in St. Paul, Minnesota; or (iv) upon or following a Change of Control of the Company, the failure to nominate and elect Mr. Buckley to serve as the chief executive officer, chairman of the board, or most senior executive officer of the Company or its top-tier parent entity. For purposes of Mr. Buckley's employment agreement, a Change of Control of the Company means any of the following (unless, solely for purposes of determining whether the stock options granted to him at the time he commenced employment with the Company become vested upon a Change of Control of the Company, he agrees in writing that a specific event shall not be considered a Change of Control): (i) any person becomes the owner of 20 percent or more of the voting securities of the Company; (ii) the members of the Board of Directors of the Company as of December 6, 2005, and their approved successors fail to constitute at least 50 percent of the members of such Board of Directors; (iii) a merger, consolidation, or reorganization involving the Company if the beneficial owners of the Company's voting securities immediately before such transaction are not expected to own more than 50 percent of the voting power of such voting securities in the corporation resulting from such transaction; (iv) a plan or agreement for the sale or other disposition of substantially all of the assets of the Company (other than to an entity more than 50 percent owned by the Company or an entity more than 50 percent owned by the beneficial owners of the voting securities of the Company immediately before the sale or other disposition); or (v) approval of a plan of liquidation by the stockholders of the Company; provided, however, that for purposes of determining whether shares of 3M common stock or other remuneration are to be delivered to Mr. Buckley upon a Change of Control with respect to the restricted stock units or performance units granted to him pursuant to his employment agreement and for purposes of determining whether the cash severance described above shall be paid in a lump sum instead of installments on account of a termination of his employment without Cause or for Good Reason upon or prior to the second anniversary of a Change of Control, there shall not be a Change of Control unless the event that would otherwise constitute a Change of Control satisfies the requirements of the applicable regulations under Section 409A of the Internal Revenue Code.

Patrick D. Campbell

        Mr. Campbell's employment agreement with the Company provides that in the event the Company terminates his employment without Cause or if he terminates his employment with Good Reason, he would receive: (a) cash severance equal to two times the sum of his annual base salary and annual planned profit sharing or annual incentive if such termination occurs within the first five years following his employment commencement date and one times the sum of his annual base salary and annual planned profit sharing or annual incentive if such termination occurs more than five years but no more than ten years following his employment commencement date, (b) a period of two years following the termination date in which to exercise the stock options granted to him at the time his employment commenced and the stock options he received as his annual stock option grant for 2002, and (c) immediate vesting of the supplemental retirement benefits provided under the agreement. No severance benefits (other than accrued salary, profit sharing or annual incentive, and benefits) are payable in the event of the termination of Mr. Campbell's employment by the Company for Cause or by Mr. Campbell without Good Reason. In the event of the termination of Mr. Campbell's employment due to his death or disability, no severance benefits (other than accrued salary, profit sharing or annual incentive, and benefits, including the supplemental retirement benefits provided under the agreement) are payable. If any payment or other benefit provided to Mr. Campbell pursuant to his employment agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Campbell would be entitled to receive a tax gross-up payment with which to pay such tax and the additional taxes payable as a result of such payment. As a condition to receiving any cash severance, Mr. Campbell will sign and deliver to the Company a standard release of claims.

        For purposes of Mr. Campbell's employment agreement, Cause means any of the following: (i) his indictment on or commission of a felony or misdemeanor involving fraud, dishonesty, or moral turpitude; (ii) his material breach of such employment agreement; (iii) willful or intentional material misconduct by Mr. Campbell in the performance of his duties; or (iv) willful or intentional failure by Mr. Campbell to materially comply with a specific, written direction of the Chief Executive Officer that is consistent with normal business practice and with his responsibilities under such employment agreement. For purposes of Mr. Campbell's employment agreement, Good Reason means any of the following (unless he agrees in writing that a specific event shall not be Good Reason): (i) the Company reduces his annual planned cash compensation by more than 15 percent, (ii) his relocation to a primary work site located more than 50 miles from his then current work site, or (iii) his reassignment to a position having primary responsibilities which are significantly less than those of his immediate previous position.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of the Compensation Committee are named in the preceding section. No members of the Compensation Committee were officers or employees of 3M or any of its subsidiaries during the year, were formerly 3M officers (except that Robert S. Morrison served as interim Chairman of the Board and Chief Executive Officer from June 30, 2005, to December 6, 2005), or had any relationship otherwise requiring disclosure.

AUDIT COMMITTEE REPORT

        The role of the Audit Committee includes assisting the Board of Directors in its oversight of the Company's financial reporting process. In performing this oversight function, the Audit Committee has:

  •
  Reviewed and discussed the audited consolidated financial statements with management, which has primary responsibility for the financial statements;

  •
  Discussed with PricewaterhouseCoopers LLP (PwC), the Company's independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol.1, AU Section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T; and

  •
  Received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC's communications with the audit committee concerning independence, and has discussed with PwC its independence.

        Based upon the review and discussions described above, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Edward M. Liddy, Chair
Linda G. Alvarado
Michael L. Eskew
W. James Farrell
Herbert L. Henkel

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

        The Audit Committee is responsible for appointing and overseeing the work of the independent registered public accounting firm ("Independent Accounting Firm"). The Audit Committee has established the following procedures for the pre-approval of all audit and permissible non-audit services provided by the Independent Accounting Firm.

        Before engagement of the Independent Accounting Firm for the next year's audit, the Independent Accounting Firm will submit to the Audit Committee for approval a detailed description of services it expects to render to the Company during that year for each of the following categories of services:

        1.     Audit services include audit work performed in the preparation of consolidated financial statements, as well as work that generally only the Independent Accounting Firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

        2.     Audit related services are for assurance and related services that are traditionally performed by the Independent Accounting Firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

        3.     Tax services include all services performed by the Independent Accounting Firm's tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

        4.     Other services are those services not captured in the other categories.

        Before engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the Independent Accounting Firm to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the Independent Accounting Firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the Independent Accounting Firm.

        The Audit Committee has delegated pre-approval authority to the chair of the Committee. The chair must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The following table represents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company's consolidated financial statements for the years ended December 31, 2007 and 2008, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods (amounts in millions).

Audit and Non-Audit Fees ($ in millions)

	2007	2008
Audit Fees: (1)	$10.7	$10.4
Audit Related Fees: (2)	0.9	0.8
Tax Fees: (3)	1.2	1.1
All Other Fees:	0.0	0.0

Total	$12.8	$12.3
(1)

Audit fees consisted of audit work and review services, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits, comfort letters, consents, and assistance with and review of documents filed with the Securities and Exchange Commission.

(2)

Audit related fees consisted principally of financial due diligence, the carve-out audit related to the pharmaceuticals business, and audits of employee benefit plans.

(3)

Tax fees consisted principally of tax planning and compliance.

REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS
FOR NEXT YEAR'S ANNUAL MEETING

        In order for a stockholder proposal to be considered for inclusion in 3M's proxy statement for next year's Annual Meeting, our Corporate Secretary must receive the proposal no later than 5 p.m. Central Time on November 25, 2009. Such proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Corporate Secretary) to: Gregg M. Larson, Deputy General Counsel and Secretary, 3M Company, 3M Center, Building 220-13E-34, St. Paul, MN 55144-1000. Such proposals must contain the information required under 3M's Bylaws, and also must comply with the SEC's regulations regarding the inclusion of stockholder proposals in Company sponsored proxy materials, such as the stockholder continuing to own a minimum number of shares until the Annual Meeting and appearing in person or through an authorized representative at the meeting to present the proposal.

        Alternatively, stockholders intending to present a proposal at next year's Annual Meeting without having it included in the Company's proxy statement must comply with the requirements set forth in the Company's Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive written notice from the record stockholder no earlier than January 12, 2010, and no later than February 13, 2010. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Corporate Secretary.

        Proposals received by the Corporate Secretary after the dates mentioned will not be included in the proxy statement or acted upon at the Annual Meeting.

By Order of the Board of Directors.

GREGG M. LARSON

Deputy General Counsel and Secretary

APPENDIX A

DIRECTOR INDEPENDENCE GUIDELINES

        Determination of Independence — A director is "independent" if the Board affirmatively determines that the director (including nominees for director) has no material relationship with 3M (including its consolidated subsidiaries) directly or as a partner, shareholder, or officer of an organization that has a relationship with 3M. The Board has established the following guidelines to assist it in determining director independence (including nominees for director), that conform to or are more exacting than the independence requirements in the New York Stock Exchange listing standards (NYSE Rules). In addition to applying these guidelines, the Board will consider all relevant facts and circumstances in making an independence determination not only from the standpoint of the director (including nominees for director), but also from that of persons or organizations with which the director has an affiliation.

1.
In no event will a director be considered independent if:

a.
Employment Relationship — A director is, or has been within the last three years, an employee of 3M, or whose immediate family member(1), is or has been within the last three years, an executive officer of 3M;

b.
Payments >$120,000 — A director who received, or whose immediate family member received, more than $120,000 per year in direct compensation from 3M (other than director fees) within the last three years;

c.
Auditor Relationships — (i) A director, or whose immediate family member, is a current partner of 3M's internal or external auditor; (ii) a director is a current employee of such a firm; (iii) a director has an immediate family member who is a current employee of such a firm and personally works on 3M's audit; or (iv) a director, or whose immediate family member, was within the last three years (but is no longer) a partner or employee of such a firm who personally worked on 3M's audit within that time;

d.
Compensation Committee Interlock — A 3M executive officer is on the compensation committee of the board of directors of a company which employs the 3M director or an immediate family member as an executive officer;

e.
Commercial Relationships — A director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, 3M for property or services in an amount which, in any of the last three years, exceeds the greater of $1 million, or two percent of the director's company's consolidated gross revenues.

2.
Audit Committee members may not accept any consulting, advisory, or other compensatory fee from 3M, other than directors' fees.

3.
The following commercial relationships will not be considered to be material relationships that would impair a director's independence:

a.
If a 3M director is an executive officer or employee, or if an immediate family member is an executive officer, of another company that does business with 3M and the sales by that company to 3M or purchases by that company from 3M, in any single year within the last three years, are less than or equal to one percent of the annual consolidated gross revenues of that company; or

        (1) New York Stock Exchange Rule 303A(2)(b) defines "immediate family" to include a person's spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than employees) who share such person's home.

A-1

  b.
  If a 3M director is an executive officer or employee, or if an immediate family member is an executive officer, of another company which is indebted to 3M, or to which 3M is indebted, and the total amount of either company's indebtedness to the other, in any single year within the last three years, is less than or equal to one percent of the other company's total consolidated assets.

4.
Charitable relationships will not be considered to be material relationships that would impair a director's independence if a 3M director or immediate family member serves as an officer, director, or trustee of a charitable organization, and 3M's discretionary charitable contributions to the organization are less than or equal to one percent of that organization's consolidated annual gross revenues.

5.
The Board will annually make and publicly disclose its independence determination for each director. The Board may determine that a director who has a relationship that exceeds the limits described in paragraphs 3 (provided that such a relationship would not constitute a bar to independence under the NYSE Rules) or 4 is nonetheless independent. The Company will explain in the next proxy statement the basis for any Board determination that a relationship is immaterial despite the fact that it does not meet the categorical independence guidelines. For example, if a director is the CEO of a company that purchases products and services from 3M that are more than one percent of that company's annual revenues, the independent directors could determine, after considering all of the relevant circumstances, that such a relationship was immaterial, and that the director would be considered independent under the NYSE Rules.

6.
The Company will not make any personal loans or extensions of credit to directors.

7.
All directors are required to deal at arm's length with 3M and its subsidiaries and to disclose circumstances material to the director that might be perceived as a conflict of interest.

A-2

Attendance Card	Attendance Card

Annual Meeting of Stockholders	Annual Meeting of Stockholders

May 12, 2009 RiverCentre 175 West Kellogg Blvd. St. Paul, Minnesota 55102	May 12, 2009 RiverCentre 175 West Kellogg Blvd. St. Paul, Minnesota 55102

This is your ticket to the 2009 Annual Meeting. Please show it upon arrival. Annual Meeting activities begin at 8:30 a.m. with coffee and product displays. The meeting starts at 10:00 a.m. PLEASE NOTE THAT THE 3M STORE, LUNCH, AND GIFT BAGS WILL NO LONGER BE PART OF THE MEETING.
This is your ticket to the 2009 Annual Meeting. Please show it upon arrival. Annual Meeting activities begin at 8:30 a.m. with coffee and product displays. The meeting starts at 10:00 a.m. PLEASE NOTE THAT THE 3M STORE, LUNCH, AND GIFT BAGS WILL NO LONGER BE PART OF THE MEETING.
The meeting will be held in the Roy Wilkins Auditorium. Hosts and hostesses will show you the way after you enter the RiverCentre.	The meeting will be held in the Roy Wilkins Auditorium. Hosts and hostesses will show you the way after you enter the RiverCentre.
Since parking space is limited, you are urged to consider carpooling or public transportation.	Since parking space is limited, you are urged to consider carpooling or public transportation.

VOTING INSTRUCTIONS
3M CENTER ST. PAUL, MN 55144-1000	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Time on May 11, 2009. Have your proxy card in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Time on May 11, 2009. Have your proxy card in hand when you call and then follow the instructions.
If you vote the shares on the Internet or by telephone, you do not need to mail back the proxy card.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to 3M Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received by May 11, 2009.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by 3M Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:    3MCOM1    KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

3M COMPANY
Vote On Directors - The Board of Directors Recommends a Vote "FOR" all Nominees:
1.	To elect ten members to the Board of Directors, each for a term of one year.		For	Against	Abstain			For	Against	Abstain
Nominees:
	1a.	Linda G. Alvarado	☐	☐	☐	1f.	Herbert L. Henkel	☐	☐	☐
	1b.	George W. Buckley	☐	☐	☐	1g.	Edward M. Liddy	☐	☐	☐
	1c.	Vance D. Coffman	☐	☐	☐	1h.	Robert S. Morrison	☐	☐	☐
	1d.	Michael L. Eskew	☐	☐	☐	1i.	Aulana L. Peters	☐	☐	☐
	1e.	W. James Farrell	☐	☐	☐	1j.	Robert J. Ulrich	☐	☐	☐

Vote On Proposal - The Board of Directors Recommends a Vote "FOR" Item 2:
2.	To ratify the appointment of PricewaterhouseCoopers LLP as 3M's independent registered public accounting firm.	☐	☐	☐
Vote On Proposals—The Board of Directors Recommends a Vote "AGAINST" stockholder proposals in Items 3 and 4:
3.	Stockholder proposal on special meetings.	☐	☐	☐
4.	Stockholder proposal on the vesting of stock options and awards.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS
Tuesday, May 12, 2009, 10:00 a.m. Central Time

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.

3MCOM2

3M COMPANY

The Board of Directors solicits this proxy for use at the Annual Meeting on Tuesday, May 12, 2009.

The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy card hereby appoint(s) George W. Buckley, Patrick D. Campbell, and Gregg M. Larson or any of them, each with full power of substitution, as proxies, to vote all shares of common stock in 3M Company which the stockholder(s) would be entitled to vote on all matters which may properly come before the 2009 Annual Meeting of Stockholders and any adjournments thereof. THE PROXIES SHALL VOTE SUBJECT TO THE DIRECTION INDICATED ON THE REVERSE SIDE OF THIS CARD. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THE PROXIES WILL VOTE AS THE BOARD OF DIRECTORS RECOMMENDS WHERE A CHOICE IS NOT SPECIFIED.

FOR PARTICIPANTS IN 3M'S VOLUNTARY INVESTMENT PLAN AND EMPLOYEE STOCK OWNERSHIP PLAN (VIP), AND THE 3M SAVINGS PLAN:

In accordance with the terms of the VIP and Savings Plan, shares allocated to the respective accounts in these plans on the record date will be voted by the trustee, State Street Bank and Trust Company, in accordance with the instructions indicated on the reverse side of this card, and in accordance with the judgment of the trustee upon other business as may properly come before the meeting and any adjournments or postponements thereof. In addition, participants in the VIP may instruct State Street (as VIP trustee) how to vote a proportionate number of both the 3M shares held by the VIP that have not been allocated to accounts of participants and the allocated shares for which no instructions are received. If no instructions are provided or if this card is not received on or before May 7, 2009, shares held in the respective accounts in the Savings Plan will be voted by the trustee as directed by any one of the named proxies designated above. If no instructions are provided or if this card is not received on or before May 7, 2009, shares held in the respective accounts in the VIP will be voted by the trustee in the same proportion that the other participants in the VIP direct the trustee to vote shares in the VIP accounts.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued, and must be signed and dated on the other side.)